UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Quest Diagnostics

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, New Jersey 07071
(201) 393-5000

March 28, 2007

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of Quest Diagnostics Incorporated. The meeting will be held at 10:30 a.m. EDT on Tuesday, May 8, 2007, at The Waldorf-Astoria, 301 Park Avenue, New York, New York.

Attendance at the meeting will be limited to shareholders of record at the close of business on March 12, 2007, or their duly appointed proxy holders (not to exceed one proxy per shareholder). If you plan to attend the meeting, please review, “How can I attend the annual meeting?” on page 3, for information about our admittance procedures.

At the meeting, you will vote on a number of important matters described in the attached proxy statement.

Your vote is very important. Whether you plan to attend the meeting or not, I urge you to vote your shares. Most shareholders have a choice of voting by signing and returning your proxy card or by voting by telephone or the Internet. Instructions on how to vote are included with your proxy card and these proxy materials.

Thank you for your continued support of Quest Diagnostics.

Sincerely,

Surya N. Mohapatra, Ph.D.
Chairman, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 28, 2007

To the Shareholders of
Quest Diagnostics Incorporated:

Date:	Tuesday, May 8, 2007
Time:	10:30 a.m. EDT
Place:	The Waldorf-Astoria 301 Park Avenue New York, New York 10022
Items of Business:	• Elect one class of directors for a three-year term;
• Ratify the selection of our independent registered public accounting firm for 2007; and
• Consider any other business properly brought before the meeting.
Record Date:	March 12, 2007. Holders of Quest Diagnostics common stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors,

Leo C. Farrenkopf, Jr. Corporate Secretary

It is important that your shares be represented and voted
whether or not you plan to attend the meeting.

YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

1.	VIA THE INTERNET: Visit www.cesvote.com.

2.	BY PHONE: Call 1-888-693-8683.

3.	BY MAIL: Promptly return your signed and dated proxy card/voting form in the enclosed postage pre-paid envelope.

PROXY STATEMENT

QUEST DIAGNOSTICS INCORPORATED
1290 Wall Street West
Lyndhurst, New Jersey 07071
(201) 393-5000

INFORMATION ABOUT OUR 2007 ANNUAL MEETING

This proxy statement and form of proxy and voting instructions are being mailed, starting April 2, 2007.

Who is soliciting my vote?

The Board of Directors of Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics,” the “Company,” “we” or “our”) is soliciting your vote for our 2007 annual meeting.

What will I vote on?

You are being asked to vote on:

•	the election of three directors for a three-year term; and

•	the ratification of the selection of our independent registered public accounting firm for 2007.

What is the record date for the annual meeting?

The close of business on March 12, 2007 is the record date for determining those shareholders who are entitled to vote at the annual meeting and at any adjournment or postponement.

How many votes can be cast by all shareholders?

Holders of our common stock, par value $0.01 per share, as of the close of business on the record date will be entitled to vote at the annual meeting of shareholders. On that date, there were 193,311,295 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting. There is no cumulative voting.

How many votes must be present to hold the annual meeting?

A majority of the votes that may be cast, or 96,655,648 votes, present in person or represented by proxy, is needed to hold the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that enough votes will be present to hold the annual meeting.

How do I vote?

You may vote at the annual meeting by proxy or in person.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail using the enclosed proxy card, by telephone, on the Internet or by attending the annual meeting and voting in person as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Vote on the Internet

You can choose to vote on the Internet by visiting www.cesvote.com. The directions for Internet voting are on your proxy card or voting instruction form.

Vote by Mail

If you choose to vote by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.

Vote by Telephone

You can also vote by calling 1-888-693-8683.

Vote at the Annual Meeting

If you want to vote in person at the annual meeting and you hold your shares in street name, you must obtain an additional proxy from your broker, bank or other holder of record authorizing you to vote. You must bring this proxy to the annual meeting.

How many votes will be required to elect a director or to adopt the proposals?

•	To elect directors to the Board, a plurality of the votes cast at the annual meeting is needed. A plurality means that the three nominees receiving the largest number of votes cast will be elected.

•	To ratify the selection of our independent registered public accounting firm, a majority of the shares represented at the annual meeting and entitled to vote is needed.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	send in a new proxy card with a later date;

•	send a written revocation to the Corporate Secretary;

•	cast a new vote by telephone or the Internet; or

•	attend the annual meeting and vote in person.

Written revocations of a prior vote must be sent by mail to Leo C. Farrenkopf, Jr., Corporate Secretary, at Quest Diagnostics Incorporated, 1290 Wall Street West, Lyndhurst, New Jersey 07071. If you attend the annual meeting and vote in person, your vote will revoke any previously submitted proxy.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted:

•	for the election of the three persons named under the caption “Election of Directors;” and

•	for the ratification of the selection of the independent registered public accounting firm.

What if I withhold my vote or I vote to abstain?

In the election of directors, you can vote for the three directors named on the proxy card, or you can indicate that you are withholding your vote from one or more of the directors. Withheld votes will not affect the vote on the election of directors.

In connection with the proposals to ratify the selection of our independent registered public accounting firm, you may vote for or against the proposal, or you may abstain from voting on the proposal. Abstentions on the proposal to ratify the selection of our independent registered public accounting firm will have the same effect as a vote against the proposals.

What happens if I do not vote?

If you do not vote shares held in your name, those shares will not be voted.

If your shares are held through a broker, your shares can be voted on the election of directors and the ratification of the selection of our independent registered public accounting firm.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they do not vote. Broker non-votes will have no effect on the election of directors and the ratification of the selection of the independent registered public accounting firm.

What if there is voting on other matters?

Our by-laws require prior notification of a shareholder’s intent to vote on other matters at the annual meeting. The deadline has passed and we have not received any notifications. If other matters properly arise at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.

Will the Company’s independent registered public accounting firm be present at the annual meeting?

Yes, representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to answer your questions and will have the opportunity to make a statement, if they desire to do so. The Audit and Finance Committee of the Board of Directors of the Company has approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2007 fiscal year, subject to ratification by shareholders.

Will the directors attend the annual meeting?

Our policy is, where practical, to schedule the annual meeting of shareholders on a day on which we also schedule a regular meeting of the Board. This year, we have scheduled a regular meeting of the Board on the date of the annual meeting of shareholders. We encourage our directors to attend each annual meeting of shareholders and expect that all of our directors will attend the annual meeting this year. All of our directors other than William Grant attended the 2006 annual meeting of shareholders.

How can I attend the annual meeting?

Only shareholders as of the record date, March 12, 2007 (or their proxy holders), may attend the annual meeting. If you plan to attend the annual meeting or appoint someone to attend as your proxy, please check the box on your proxy card, or, if you are voting by telephone or on the Internet, follow the instructions provided to indicate your plan to attend. You or your proxy holder will then need to show photo identification to pick up your admittance card at the shareholders’ admittance desk at the annual meeting.

If you do not inform us in advance that you plan to attend the annual meeting, you will need to bring with you:

•	photo identification; and

•	if you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

Do any shareholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of March 12, 2007, GlaxoSmithKline plc (“GlaxoSmithKline”) is the only holder known to us to be the beneficial owner of more than 5% of our common stock. For further information, please see “Stock Ownership Information” on page 18.

How can I review the list of shareholders eligible to vote?

A list of shareholders as of the record date will be available for inspection and review upon request of any shareholder to our Corporate Secretary at 1290 Wall Street West, Lyndhurst, New Jersey 07071. We will also make the list available at the annual meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We have hired Georgeson Shareholder Communications, Inc. to distribute and solicit proxies and for these services we will pay an estimated fee of $12,000, plus expenses.

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2008 ANNUAL MEETING

How do I submit a proposal for the 2008 annual meeting?

If you want your proposal to be included in next year’s proxy statement or if you want to present your proposal for consideration at the 2008 annual meeting, you should send it to the Corporate Secretary at the Company’s principal executive offices at 1290 Wall Street West, Lyndhurst, New Jersey 07071. We must receive your proposal by the close of business on December 1, 2007.

How do I nominate a candidate for director at the 2008 annual meeting?

You must notify the Lead Independent Director of your nominations by sending an e-mail to LeadIndependentDirector@questdiagnostics.com or by writing to the Board of Directors or any independent board member c/o the Corporate Secretary at the Company’s principal executive offices at 1290 Wall Street West, Lyndhurst, New Jersey 07071 by December 1, 2007. Your notice must also comply with the requirements in our by-laws.

MATTERS TO BE CONSIDERED AT THE 2007 ANNUAL MEETING

Proposal No. 1 Election of Directors

The Company’s Restated Certificate of Incorporation, as amended, requires the Company to have at least three but not more than twelve directors. The number of directors is set by the Board of Directors of the Company (the “Board of Directors” or the “Board”). The Board presently consists of ten directors. The Board is divided into three classes, each with three-year terms. New directors elected by the Board serve until the next succeeding annual meeting and are then assigned to a class for election by shareholders. At this meeting, three directors are seeking election for a three-year term expiring in 2010. Certain information concerning each of the nominees and continuing directors and their respective business experience during the past five years is provided below.

William R. Grant, who is 82 and whose term expires at the 2007 annual meeting of shareholders, will retire from the Board as of May 8, 2007, thus reducing the number of directors from ten to nine. The Company does not currently intend to nominate a director to fill the vacancy created by Mr. Grant’s retirement. As a result of the potential vacancy, the classes of directors would otherwise consist of three directors with terms ending in 2009, two directors with terms ending in 2007, and four directors with terms ending in 2008. On February 13, 2007, at its regularly scheduled meeting, the Board determined that the terms of the current directors be restructured so that there are three directors in each group, and that the directors standing for election at the 2007 annual meeting of shareholders consist of Dr. Baldwin, Dr. Mohapatra and Mr. Pfeiffer (whose current term would otherwise expire in 2008).

Nominees for Election

Each nominee is currently a director of the Company. Each nominee has consented to serve if elected. The terms of these three directors seeking election expire at the adjournment of the 2007 annual meeting.

Nominees for the Board with Terms Expiring at the 2010 Annual Meeting

John C. Baldwin, M.D., 58, is the President and Chief Executive Officer of CBR Institute for Biomedical Research. From 1998 to 2005, Dr. Baldwin was the Associate Provost for Health Affairs at Dartmouth College and Professor of Surgery at Dartmouth Medical School. From 1994 to 1998, Dr. Baldwin was the head of the surgical programs at Baylor College of Medicine and its affiliated hospitals. Dr. Baldwin was also the Governor of the American College of Surgeons from 1991 through 1997 and the President of the International Society of Cardiothoracic Surgeons in 1999. Dr. Baldwin has served as the Vice-Chair of the Board of Overseers of Harvard University. Dr. Baldwin has been a director of Quest Diagnostics since May 2004.

Surya N. Mohapatra, Ph.D., 57, is Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics. Prior to joining the Company in February 1999 as Senior Vice President and Chief Operating Officer, he was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra was appointed President and Chief Operating Officer of the Company in June 1999, the Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Dr. Mohapatra has been a director of Quest Diagnostics since October 2002.

Gary M. Pfeiffer, 57, retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. Mr. Pfeiffer joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer is a director of Talbots, Inc. Mr. Pfeiffer has been a director of Quest Diagnostics since December 2004.

Directors Not Up for Election

Members of the Board Continuing in Office with Terms Expiring at the 2008 Annual Meeting

William F. Buehler, 67, retired in 2001 as Vice Chairman of Xerox Corporation, which he joined in 1991. At Xerox, Mr. Buehler was responsible for five business groups: Production Systems, Office Document Products, Document Services, Channels and Supplies. He also oversaw Corporate Strategic Services, Business Development and Systems Software and Architecture. Prior to joining Xerox, Mr. Buehler spent 27 years with AT&T, primarily in sales, marketing and general management positions. Mr. Buehler is a director of A.O. Smith. Mr. Buehler has been a director of Quest Diagnostics since July 1998.

Rosanne Haggerty, 46, is the founder and President of Common Ground Community, a not-for-profit organization that develops strategies to end homelessness in New York City. Prior to founding Common Ground Community in 1990, she was the coordinator of housing development at Brooklyn Catholic Charities. Ms. Haggerty is a 2001 MacArthur Foundation Fellow. Ms. Haggerty has been a director of Quest Diagnostics since February 2002.

Daniel C. Stanzione, Ph.D., 61, retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of Avaya Inc. and Internap Network Services Corporation. Dr. Stanzione has been a director of Quest Diagnostics since January 1997.

Members of the Board Continuing in Office with Terms Expiring at the 2009 Annual Meeting

Jenne K. Britell, Ph.D., 64, has been the Chairman and Chief Executive Officer of Structured Ventures, Inc., a firm that advises domestic and foreign companies on product and financial services strategy, since 2001. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell is a director of Crown Holdings, Inc., United Rentals, Inc., and West Pharmaceutical Services, Inc. Dr. Britell has been a director of Quest Diagnostics since August 2005.

Gail R. Wilensky, Ph.D., 63, is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission, which advises Congress on all issues relating to Medicare. From 1995 to 1997, she chaired the Physician Payment Review Commission, which advised Congress on physician payment and other Medicare issues. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of Cephalon Inc., Gentiva Health Services, Inc., Manor Care Inc., SRA International, Inc. and UnitedHealthcare Corporation. She also serves as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future Health Care. Dr. Wilensky has been a director of Quest Diagnostics since January 1997.

John B. Ziegler, 61, retired in January 2006 as the President, Worldwide Consumer Healthcare, of GlaxoSmithKline plc (the parent of SmithKline Beecham plc). Mr. Ziegler joined SmithKline Beecham in 1991 as the head of SB Consumer Healthcare-North American Division. He was Executive Vice President of SmithKline Beecham from 1996 to 1998 and became President, Worldwide Consumer Healthcare in 1998. He has been a director of Quest Diagnostics since May 2000. Mr. Ziegler has been recommended by SmithKline Beecham for nomination as a director of Quest Diagnostics pursuant to the Stockholders Agreement with SmithKline Beecham. See “Related Person Transactions.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

Proposal No. 2	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2007

The Audit and Finance Committee has approved the selection of PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for 2007.

Our by-laws do not require that our shareholders ratify the selection of PWC as the independent registered public accounting firm. The Audit and Finance Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote. Even if the selection of PWC is ratified, the Audit and Finance Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

Representatives of PWC are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For information concerning the selection of PWC, see “Report of the Audit and Finance Committee” on page 44. For information concerning fees paid to PWC, see “Fees and Services of PricewaterhouseCoopers LLP” on page 46.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Governance Practices

The Board of Directors believes that good corporate governance is critical to achieve business success. The Board has adopted a set of Corporate Governance Guidelines to enhance its own effectiveness and to implement best practices for the Company’s corporate governance. These principles are reviewed from time to time for possible revision to respond to changing regulatory requirements, evolving best practices and the concerns of our shareholders. Our Corporate Governance Guidelines are published on our website at www.questdiagnostics.com. Highlights of our corporate governance practices are described below.

Independence of the Board of Directors

•

A substantial majority of the directors were independent during 2006 (9 of 10 members) and will be independent directors following the 2007 Annual Meeting of Shareholders (8 of 9 members), as defined under the New York Stock Exchange listing standards. See “Director Independence” on page 15 for further information regarding the independence of the directors.

•	The Audit and Finance Committee, Compensation Committee, Governance Committee and Quality, Safety & Compliance Committee are composed solely of independent directors.

•	Each standing committee, other than the Executive Committee, is chaired by an independent director.

•	None of the independent directors receives any consulting or other non-director fees from the Company.

Shareholder Access and Rights

•	Shareholders are asked to ratify the selection of the independent registered public accounting firm at our annual meeting.

•	All equity compensation plans have been approved by shareholders.

•

The Company provides a process for shareholders and any other person to send communications to the Board of Directors. Shareholders may communicate directly with the full Board or any of the independent Board members by sending an email to our Lead Independent Director at LeadIndependentDirector@questdiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, 1290 Wall Street West, Lyndhurst, New Jersey 07071. Communications received at the email address are automatically routed to the Company’s Lead Independent Director with a copy to the Company’s General Counsel and Corporate Secretary. The Lead Independent Director determines whether any such communication received from a shareholder should be distributed to other members of the Board. All communications received by the Corporate Secretary addressed to any director and that involves the interest of the Company or its shareholders, other than solicitations, are forwarded to the intended directors.

•

The Audit and Finance Committee and the Board of Directors have established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director from a shareholder relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

•

Our policy is, where practical, to schedule the annual meeting of shareholders on a day on which we also schedule a regular meeting of the Board. This year, we have scheduled a regular meeting of the Board on the date of the annual meeting of shareholders. We encourage our directors to attend each annual meeting of shareholders and expect that all of our directors will attend the annual meeting this year. All of our directors attended the 2006 annual meeting of shareholders other than Mr. Grant.

Board Nomination Process

•

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including renomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the needs of Quest Diagnostics and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the policies and principles of its charter and taking into account the following key qualifications and factors established by the Governance Committee and the Board:

™	Qualifications:

■	Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership; and

■	Relevant experience such as:

•	Chief Executive Officer or Chief Operating Officer (or similar responsibilities) current or past;

•	Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

•	Medical practitioners and/or science and health thought leaders.

™	Other factors considered by the Governance Committee and the Board:

■	At least a majority of the directors meet the criteria for independence under the New York Stock Exchange listing standards and any categorical standards established by the Board;

■	Prior experience as a director or executive officer of a public company;

■	Number of current board positions and other time commitments; and

■	Overall range of skills, experience and seniority represented by the Board as a whole.

•

The Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Shareholders may recommend candidates for consideration as director to the Governance Committee by sending an email to our Lead Independent Director or writing to the Board at the address specified under “Information About Our Corporate Governance—Shareholder Access and Rights” on page 9. See “Information About Shareholder Proposals and Nominations for our 2008 Annual Meeting” on page 4 for the deadlines and process by which you may submit director nominees for consideration by the Governance Committee for the 2008 annual meeting of shareholders. The notice should contain the proposed nominee’s full name, biographical information regarding the proposed nominee and the proposed nominee’s relationship to the shareholder and should be submitted in compliance with our by-laws. The Governance Committee expects to consider qualified shareholder nominees for director in the same manner as recommendations it receives from any other source.

•

The process of nominating directors is as follows. First, the Governance Committee identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board. The Governance Committee then identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by shareholders. The Governance Committee may also hire third- party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Chairman of the Board and the Chief Executive Officer interviews the candidates selected by the Governance Committee. The Lead Independent Director (who is the Chair of the Governance Committee) and other Board members conduct subsequent interviews of these candidates. After the interview process, the Governance Committee re-assesses the candidates and determines which candidates the Governance Committee will recommend to the Board for nomination as a director. The Governance Committee then makes its recommendation to the entire Board, which determines which candidates are nominated by the Board of Directors or elected to fill a vacancy. A formal offer is then extended by the Chairman of the Board and the Lead Independent Director to the candidate(s) nominated or elected to fill a vacancy by the Board of Directors.

Board Practices

•

Non-management directors meet privately in executive sessions at all regularly scheduled meetings with the Lead Independent Director presiding. Independent directors meet privately in executive sessions at least once per year with the Lead Independent Director presiding.

•

The Board performs an annual assessment of its structure and performance, including reviewing the Board’s activities against those set out in its Corporate Governance Guidelines and committee charters and making recommendations for changes or improvements in practices or structure.

•	The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

•	Independent directors have unlimited access to officers and employees of the Company.

•

Director training sessions are scheduled regularly with senior management, our independent registered public accounting firm and compensation consultants to keep the Board updated on changes in the Company’s businesses, its markets and best practices in general. Directors are also offered the opportunity to attend director education programs offered by third parties.

•	Independent directors receive a significant portion of their annual compensation in equity to further align our directors with the interests of our shareholders.

•

The Board and each committee have unlimited access to independent legal, financial or other advisors as they may deem necessary, without obtaining management approval; provided, however, that no committee may engage the Company’s independent auditors to perform any services without the approval of the Audit and Finance Committee.

•

The Governance Committee reviews incumbent directors prior to recommending the slate for election. The review emphasizes directors’ commitment to serving the Company, attendance and participation at meetings and commitment to shareholders, employees and other constituencies served by the Company.

•	Committee chairs and members are rotated from time to time to give the directors a broader knowledge of the Company’s affairs.

•	Committees report on their activities to the Board at each Board meeting.

•	Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

Code of Business Ethics and Stock Ownership of Directors and Officers

•

The Company has adopted a Code of Business Ethics (the “Code”) applicable to all directors, officers and employees. The Code is posted on the Investor Relations—Corporate Governance section of our website at www.questdiagnostics.com. Any waivers from any provisions of the Code for executive officers, senior financial officers and directors will be promptly disclosed to shareholders. In addition, any amendments to the Code, as well as any waivers from certain provisions of the Code relating to our Chief Executive Officer, other executive officers and senior financial officers will be posted at the above website address.

•

The Board’s stock ownership guidelines require each non-management director to own at least 6,000 shares of common stock of the Company before the director can receive full cash settlement for his or her stock option exercises.

•

The Company’s stock ownership guidelines require officers to maintain a minimum ownership position in the Company’s common stock before they can receive full cash settlement for their stock option exercises. See “Compensation Discussion and Analysis” on page 28.

•	For stock ownership information of directors and executive officers, see “Stock Ownership Information” on page 18.

Board Membership Changes Since Date of Last Annual Meeting

There have been no changes to the Board of Directors since the 2006 annual meeting of shareholders.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. During 2006, the Board held nine regular meetings. Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served, except for Mr. Grant. Any of our directors may attend meetings of any committee in which such director is not a member. The following table shows the membership of each of the committees since the 2006 annual meeting of shareholders and the number of meetings held by each committee in 2006.

Directors	Audit and Finance		Compensation		Governance		Quality, Safety & Compliance		Executive
John C. Baldwin, M.D	X						X
Jenne K. Britell, Ph.D	X
William F. Buehler			X	*	X
William R. Grant	X
Rosanne Haggerty							X
Surya N. Mohapatra, Ph.D									X	*
Gary M. Pfeiffer	X	*	X		X				X
Daniel C. Stanzione, Ph.D	X		X		X	*			X
Gail R. Wilensky, Ph.D					X		X	*
John B. Ziegler			X				X
Number of Meetings	13		10		4		4		1

* Chair of the committee.

A brief description of each of the Board committees and their functions is set forth below. Additional information about the committees can be found in the committee charters, which are available on the Investor Relations—Corporate Governance section of our website at www.questdiagnostics.com. Printed copies of these charters, the Corporate Governance Guidelines or the Code may be obtained without charge by writing to the Corporate Secretary. The charter for the Audit and Finance Committee is also attached hereto as Appendix A.

Audit and Finance Committee

The Audit and Finance Committee:

•

Assists the Board in monitoring the quality and integrity of the financial statements of the Company and financial reporting procedures and the Company’s compliance with legal and regulatory requirements.

•	Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•	Oversees the internal audit function and makes inquiry into the audits of the Company’s books made internally and by outside independent registered public accounting firms.

•

Assists the Board in monitoring the independent registered public accounting firm’s qualifications and independence and appoints and replaces the independent registered public accounting firm, oversees the independent registered public accounting firm and is responsible for the compensation of the independent registered public accounting firm.

•	Pre-approves services to be performed by the independent registered public accounting firm.

•	Reviews with the Company’s independent registered public accounting firm and informs the Board of any significant accounting matters, including critical accounting policies and judgments.

•	Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•

Establishes procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	May, to the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors.

•	Reviews and reports to the Board on the Company’s management of its financial resources.

•	Reviews the performance of the Audit and Finance Committee.

Each member of our Audit and Finance Committee is independent under the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange listing standards. Each of Jenne K. Britell and Gary M. Pfeiffer qualifies as an “audit committee financial expert” as defined by the SEC. Each member of our Audit and Finance Committee is “financially literate”, as required by the New York Stock Exchange listing standards. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Election of Directors” on pages 6 and 7.

Compensation Committee

The Compensation Committee:

•

Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, shareholder return, competitive compensation data and other factors.

•

Approves the compensation of the other executive officers and oversees the performance of other executive officers. Annually reviews and approves for other executive officers of the Company annual base salary, annual incentive compensation and long-term incentive compensation.

•	Reviews and recommends to the Board the compensation of Company directors.

•	Supports the Board in the senior management succession planning process.

•	Recommends to the Board the equity-based, incentive compensation and retirement plans, policies and programs of the Company.

•

Reviews and approves employment agreements, severance agreements and change in control agreements, and any additional special or supplemental benefits for executive officers and, with respect to the Chief Executive Officer, makes recommendations to the Board for approval by the Board.

•	Administers the equity-based and incentive compensation plans of the Company.

•	Reviews the performance of the Compensation Committee.

Each member of our Compensation Committee is independent under the New York Stock Exchange listing standards.

For a discussion of the role of executive officers and compensation consultants in connection with determining or recommending executive compensation, see “Compensation Discussion and Analysis” on pages 21 and 22.

Governance Committee

The Governance Committee:

•

Actively seeks individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•	Reviews the structure of the Board, its committee structure and overall size.

•	Advises the Board regarding significant developments in corporate governance matters.

•	Reviews the Company’s Corporate Governance Guidelines periodically and advises the Board of the Company’s compliance with its Corporate Governance Guidelines and applicable laws and regulations.

•	Recommends for Board approval assignments of Board members to committees.

•	Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•	Monitors compliance with the Company’s Code of Business Ethics.

•

Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•	Determines a schedule for regular executive sessions of the Board in which non-management directors meet without management participation.

•	Oversees and assesses the processes by which management provides information to the Board, as well as the quality and timeliness of the information received.

•	Leads the Board and each committee of the Board in its annual performance self-evaluation.

•	Reviews the performance of the Governance Committee.

Each member of our Governance Committee is independent under the New York Stock Exchange listing standards.

Quality, Safety & Compliance Committee

The Quality, Safety & Compliance Committee:

•

Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, and medical quality assurance to ensure continuous improvement and compliance with applicable rules and regulations.

•	Reviews legal matters pertinent to the Company and the Company’s compliance with its legal and regulatory obligations.

•

Reviews and recommends to the Board action with respect to significant external and internal investigations as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•	Monitors and reports to the Board status of significant regulatory, legislative and legal developments affecting the business of the Company.

•	Reports to the Audit and Finance Committee regarding material legal matters and compliance with legal and regulatory requirements.

•	Reviews the performance of the Quality, Safety & Compliance Committee.

Each member of our Quality, Safety & Compliance Committee is independent under the New York Stock Exchange listing standards.

Executive Committee

The Executive Committee:

•

Acts for the Board when Board action is required except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and such matters as are delegated to other committees of the Board.

Lead Independent Director

The Board of Directors has elected Daniel C. Stanzione, Ph.D., as the Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

•	Preside over any executive session of the non-management directors or the independent directors;

•	Participate with the Chairman of the Board and Chief Executive Officer in the preparation of the agenda for Board meetings;

•	Serve as a member of the Executive Committee;

•	Coordinate providing timely feedback from the directors to the Chairman of the Board and Chief Executive Officer;

•	Be identified on the Company’s website and in the Company’s annual proxy statement as the principal contact for shareholder communications with the Board; and

•	Monitor on behalf of, and discuss with, the non-management directors of the Company any shareholder communications received by such non-management directors.

Director Independence

The Board of Directors assesses the independence of each director annually in accordance with the Company’s Corporate Governance Guidelines, the New York Stock Exchange listing standards and, with respect to members of the Audit and Finance Committee, the rules of the SEC. No director is considered independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards. These guidelines are set forth in an attachment to the Company’s Corporate Governance Guidelines, which are published on our website at www.questdiagnostics.com.

The Board has determined that, following the 2007 Annual Meeting of Shareholders, assuming election of the Board’s three nominees for director, eight of the nine directors are independent in accordance with the standards specified above. The Board has determined the following directors to be independent: John C. Baldwin, Jenne K. Britell, William F. Buehler, William R. Grant (who is retiring from the Board), Rosanne Haggerty, Gary M. Pfeiffer, Daniel C. Stanzione, Gail R. Wilensky and John B. Ziegler. The one current director who the Board has determined is not independent is Surya N. Mohapatra, the Chairman of the Board, President and Chief Executive Officer of the Company. Dr. Mohapatra was not deemed independent as he is the President and Chief Executive Officer of the Company. James F. Flaherty, who served as a director until the 2006 annual meeting of shareholders, was not deemed independent under the New York Stock Exchange listing standards.

In considering the independence of each non-management director, the Board determined that there were no relationships that did not fall within the New York Stock Exchange listing standards categories that would prohibit a finding of independence or the guidelines established by the Board. However, the Board did consider several relationships discussed below that the Board determined did not constitute material relationships.

Between 2001 and 2004, the Company made certain investments in companies in which Mr. Grant and/or Galen Associates, of which Mr. Grant was the Vice-Chairman, also had made investments. In respect of certain investments made by the Company during 2001 and 2002, Mr. Grant and/or Galen Associates introduced the investment opportunities to the Company (but did not receive any fees from the Company) and co-invested on the same terms as the Company. In respect of the investments made by the Company during 2003 and 2004, the Company invested in companies in which Mr. Grant and/or Galen Associates had an investment on a direct basis without the involvement of Mr. Grant and/or Galen Associates. The Company has not made any investments since 2004 in any entity introduced by Mr. Grant and/or Galen Associates or in which Mr. Grant and/or Galen Associates has co-invested. None of these investments is material to the Company. In accordance with the procedures established by the Governance Committee beginning in July 2002, the Governance Committee reviewed all such transactions before they were consummated. Mr. Grant is retiring from the Board on May 8, 2007, when his current term ends.

Prior to January 31, 2006, when he retired from GlaxoSmithKline, Mr. Ziegler was the President, Worldwide Consumer Healthcare of GlaxoSmithKline, which beneficially owns 18.9% of the outstanding common stock of the Company. The common stock of the Company that GlaxoSmithKline beneficially owns was issued in August 1999 in connection with the acquisition by the Company of SmithKline Beecham Clinical Laboratories, Inc. (“SBCL”), which transaction was approved by the shareholders at the 1999 annual meeting of shareholders. In connection with the acquisition, the Company entered into a clinical trials agreement, which was described in the proxy statement for the 1999 annual meeting of shareholders. See “Related Person Transactions—Reportable Related Person Transactions—GlaxoSmithKline” on page 17 for a description of these transactions. Mr. Ziegler was not involved with the negotiation of any of these arrangements.

Dr. Wilensky is a director of UnitedHealthcare Corporation (“UNH”). During 2006, UNH, a healthcare insurer, accounted for approximately 7% of the Company’s net revenues. As of January 1, 2007, the Company is no longer a national contracted provider of laboratory services to UNH. Dr. Wilensky was not involved with any negotiations between the Company and UNH.

Related Person Transactions

Review and Approval of Related Person Transactions

SEC rules require, with certain exceptions, disclosure of any transaction or proposed transaction involving more than $120,000 per annum in which a related person has a direct or indirect material interest and in which the Company was or is to be a participant. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. Pursuant to a policy adopted in February 2007, the Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed in the proxy statement or the annual report on Form 10-K except for any compensation arrangements involving an immediate family member of an executive officer. Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Vice President, Human Resources, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. The Company’s General Counsel and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions exceeding $120,000. The General Counsel and legal staff are responsible for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the event that the General Counsel becomes aware of any related person transaction exceeding $120,000 not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed and, if appropriate, ratified at the next regularly scheduled meeting of the Governance Committee.

In approving or ratifying any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In approving or ratifying a related person transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the related person transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the New York Stock Exchange listing standards or other applicable rules. Each year at the first regular meeting of the Governance Committee, the Governance Committee reviews any previously approved or ratified related person transaction that remains ongoing. After considering the Company’s contractual obligations, the Governance Committee determines whether to continue, modify or terminate the related person transaction based on the same criteria outlined above.

Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on approval or ratification of the transaction.

Reportable Related Person Transactions

GlaxoSmithKline

SmithKline Beecham Corporation, a subsidiary of GlaxoSmithKline (“SmithKline Beecham”), owns 36,504,308 shares of the Company’s common stock as of March 15, 2007, which it obtained on August 16, 1999 as consideration, together with $1.025 billion in cash (prior to giving effect to a $95 million post-closing purchase price reduction), for its sale of SBCL to Quest Diagnostics. SmithKline Beecham originally received 50,257,344 shares in the transaction (adjusted for the stock splits in May 2001 and June 2005). The issuance of the shares was approved by the shareholders at the 1999 annual meeting of shareholders. In addition to the two agreements discussed below, in connection with the purchase of SBCL, SmithKline Beecham agreed to indemnify Quest Diagnostics, on an after-tax basis, against certain matters primarily related to taxes and billing and professional liability claims. Included in the Company’s consolidated balance sheet at December 31, 2006 was $27 million due to SmithKline Beecham, primarily related to tax benefits associated with indemnifiable matters.

At the closing of the acquisition of SBCL, SmithKline Beecham and the Company entered into a stockholders agreement. During the term of the stockholders agreement, which expires on August 16, 2009, SmithKline Beecham has the right to designate two nominees to the Quest Diagnostics’ Board of Directors (or, if required by UK GAAP, three nominees if the Company’s Board of Directors consists of more than ten directors) as long as SmithKline Beecham owns at least 20% of the outstanding common stock of the Company and one nominee to the Company’s Board of Directors as long as SmithKline Beecham owns at least 10% of the outstanding common stock of Quest Diagnostics. The stockholders agreement imposes limitations on the right of SmithKline Beecham to sell or vote its shares and prohibits SmithKline Beecham from acquiring in excess of 29.5% of the outstanding common stock of Quest Diagnostics.

At the closing of the acquisition of SBCL, SmithKline Beecham and the Company entered into a global clinical trials testing agreement, under which the Company would serve as the primary provider of SmithKline Beecham’s clinical trials testing requirements for ten years. In December 2002, the Company entered into a new long-term agreement with GlaxoSmithKline (formed from the merger of SmithKline Beecham and Glaxo Wellcome in December 2000) under which the Company is the exclusive provider of central laboratory testing services to support GlaxoSmithKline’s clinical trial testing in certain markets. In addition, on a selected basis, the Company provides support for other early stage research and development activity. GlaxoSmithKline pays the Company based upon a fee schedule attached to the global clinical trials agreement, subject to adjustment. Net revenues with respect to services provided to GlaxoSmithKline, primarily performed under the clinical trials agreement, were $87 million in 2006. This amount represents approximately 1.4% of Quest Diagnostics’ net revenues for 2006 and about 0.2% of GlaxoSmithKline’s net revenues for 2006.

Employment by LabOne of Immediate Family Members of W. Thomas Grant II

W. Thomas Grant II is Senior Vice President—Insurance and Employer Services. Mr. Grant was previously President of LabOne, Inc., which the Company acquired in November 2005. Mr. Grant is not related to William R. Grant, a director of the Company. Two of Mr. Grant’s sons and a daughter-in-law of Mr. Grant have been employed by LabOne. William T. Grant III, who was Manager, District Sales of LabOne through March 16, 2007, when he resigned from the Company, received in 2006 gross wages of $236,785, consisting primarily of salary of $101,822, a car allowance of $4,800 and commissions of $129,858. Joseph M. Grant, who is Manager, Sales Operations of LabOne, received in 2006 gross wages of $95,819, consisting primarily of salary of $70,004, a car allowance of $4,200 and commissions of $21,381. Joseph M. Grant is married to Shanna Shoemaker, who is a Regional Account Manager. Ms. Shoemaker received in 2006 gross wages of $79,966.

STOCK OWNERSHIP INFORMATION

The following table shows, as of March 12, 2007, the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers of the Company as a group.

Name	Number of Shares Beneficially Owned(5)		Percentage of Class(2)(3)
GlaxoSmithKline plc	36,504,308	(1)	18.9%
John C. Baldwin	33,333	(2)	*
Jenne K. Britell	9,667	(2)	*
William F. Buehler	103,627	(2)	*
William R. Grant	23,510	(2)	*
Robert A. Hagemann	580,740	(3)	*
Rosanne Haggerty	83,629	(2)	*
Surya N. Mohapatra	1,359,596	(3)(6)	*
Robert E. Peters	123,680	(3)	*
Gary M. Pfeiffer	23,222	(2)	*
Michael E. Prevoznik	378,086	(3)	*
Daniel C. Stanzione	99,557	(2)	*
Gail R. Wilensky	110,557	(2)	*
David M. Zewe	309,117	(3)	*
John B. Ziegler	111,332	(2)(4)	*
All Directors, Nominees and Executive Officers as a Group (15 persons)	3,370,000	(2)(3)(5)(6)	1.7%

* Less than 1%.

(1)

The business address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex TW8 9GS England. The ownership information is based solely on the information contained on a Schedule 13D amendment filed by GlaxoSmithKline plc with the SEC in February 2007. SmithKline Beecham Corporation, a wholly owned subsidiary of GlaxoSmithKline plc, holds the shares of record.

(2)

Includes options issued under the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors that are presently exercisable or exercisable within 60 days. Dr. Baldwin, Dr. Britell, Mr. Buehler, Mr. Grant, Ms. Haggerty, Mr. Pfeiffer, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler have the right to purchase 29,999, 5,833, 89,999, 20,176, 74,999, 16,665, 89,999, 101,999 and 103,388 shares, respectively, pursuant to such presently exercisable options.

(3)

Includes shares of common stock of the Company which are subject to options issued under the Amended and Restated Employee Long-Term Incentive Plan that are presently exercisable or exercisable within 60 days. Dr. Mohapatra, Mr. Hagemann, Mr. Peters, Mr. Prevoznik and Mr. Zewe have the right to purchase 1,242,462, 513,003, 108,666, 353,817, and 273,021 shares, respectively, pursuant to such presently exercisable options.

(4)

Mr. Ziegler was nominated to be a director of the Company by SmithKline Beecham Corporation, a subsidiary of GlaxoSmithKline plc, pursuant to the Shareholders Agreement discussed above. Mr. Ziegler, the former President, Worldwide Consumer Healthcare of GlaxoSmithKline, disclaims beneficial ownership of the shares of common stock of the Company owned by SmithKline Beecham Corporation.

(5)	All directors and executive officers have sole voting power and sole dispositive power over all shares of common stock of the Company beneficially owned by them.

(6)	Includes 29,542 shares of common stock of the Company directly beneficially owned by Dr. Mohapatra as grantor/trustee of a qualified Grantor Retained Annuity Trust.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation of the non-employee directors of the Company during 2006.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John C. Baldwin	$64,250	$184,704	$171,627	$0	$0	$0	$420,581
Jenne K. Britell	58,250	184,704	171,627	0	0	0	414,581
William F. Buehler	63,500	184,704	171,627	0	0	0	419,831
James F. Flaherty III (2)	25,000	92,352	0	0	0	0	117,352
William R. Grant (3)	42,500	184,704	171,627	0	0	0	398,831
Rosanne Haggerty (4)	56,750	184,704	171,627	0	0	0	413,081
Gary M. Pfeiffer (5)	101,750	184,704	171,627	0	0	0	458,081
Dan C. Stanzione (6)	100,250	184,704	171,627	0	0	0	456,581
Gail R. Wilensky	62,750	184,704	171,627	0	0	0	419,081
John B. Ziegler	58,250	184,704	171,627	0	0	0	414,581

Totals	$633,250	$1,754,688	$1,544,643	$0	$0	$0	$3,932,581

(1)	Includes amounts earned for 2006, including meeting fees for the fourth quarter of 2006 that were paid in January 2007. Does not include amounts paid in 2006 for 2005 meeting fees.

(2)

Mr. Flaherty’s term as a director ended on May 4, 2006. Pursuant to the Long-Term Incentive Plan for Non-Employee Directors, Mr. Flaherty elected to receive stock option grants in lieu of cash fees. In 2006 options for 2,086 shares were issued to him in lieu of cash fees.

(3)

Pursuant to the Long-Term Incentive Plan for Non-Employee Directors, Mr. Grant elected to receive stock option grants in lieu of cash fees. In 2006 options for 2,983 shares were issued to him in lieu of cash fees.

(4)	Pursuant to the terms of the Deferred Compensation Plan for Directors, Ms. Haggerty elected to have her fees deposited into a stock-based deferred compensation account maintained by the Company.

(5)	Pursuant to the terms of the Deferred Compensation Plan for Directors, Mr. Pfeiffer elected to have his fees deposited into a stock-based deferred compensation account maintained by the Company.

(6)	Pursuant to the terms of the Deferred Compensation Plan for Directors, Dr. Stanzione elected to have his fees deposited in a cash-based deferred compensation account maintained by the Company.

(7)

Represents the dollar amount recognized for financial statement reporting purposes in fiscal 2006 pursuant to Statement of Financial Accounting Standards No.123, revised 2004, “Share-Based Payment” (“SFAS 123R”) of two restricted share grants of 1,667 each (except for Mr. Flaherty, who received only one grant since his term ended on May 4, 2006) issued pursuant to the Long-Term Incentive Plan for Non-Employee Directors. Each of the grants vests over three equal annual installments; one, awarded for services from May 2006 through May 2007, beginning on the first anniversary of the grant, and the second, awarded for services from May 2005 through May 2006, beginning on the date of the grant. The fair market value of the Company’s common stock ($55.40) on the date of grant, based on the average of the high and low sales price, was used to calculate the value of the restricted share grants. As of December 31, 2006, each current outside director held 2,779 restricted shares.

(8)

Represents the dollar amount recognized for financial statement reporting purposes in fiscal 2006 pursuant to SFAS 123R of 10,000 stock options awarded to each director in office on May 4, 2006 pursuant to the Long-Term Incentive Plan for Non-Employee Directors. Each grant had an exercise price of $55.40. Does not include options issued in lieu of cash fees (see notes 2 and 3). As of December 31, 2006, each current outside director held options issued under the Long-Term Incentive Plan for Non-Employee Directors to purchase shares of the Company’s common stock as follows: Dr. Baldwin: 40,000; Dr. Britell: 17,500; Mr. Buehler: 100,000; Mr. Grant: 184,757; Ms. Haggerty: 85,000; Mr. Pfeiffer: 30,000; Dr. Stanzione: 100,000; Dr. Wilensky: 112,000; and Mr. Ziegler: 113,389.

Fees and Benefit Plans for Non-Employee Directors

Annual Cash Retainer Fees. Non-employee directors receive an annual cash retainer fee of $35,000, payable in quarterly installments of $8,750 each.

Meeting Fees. Non-employee directors receive a meeting fee of $1,500 for attending each regularly scheduled Board or committee meeting at which a majority of directors attend in person and $750 for attending a Board or committee meeting at which a majority of directors attend by telephone. Each director who serves as chair of a committee receives an additional $6,000 annual fee, except the Chair of the Audit and Finance Committee and the Lead Independent Director (who is also the Chair of the Governance Committee), who each receive an additional $30,000 annual fee.

Long-Term Incentive Plan for Non-Employee Directors. Each non-employee director participates in the Amended and Restated Quest Diagnostics Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes (on the date of the annual meeting of shareholders) the grant of non-qualified stock options and/or a stock award, in such proportions as the Compensation Committee may determine, covering an aggregate of not more than 20,000 shares of the Company’s common stock (adjusted for the stock split in June 2005). Under the Director Plan, in the event that a person is elected as a director of the Company other than on the date of the annual meeting of shareholders, the Board of Directors may grant to such director, on his/her election, an option and/or a stock award, in such proportions as the Compensation Committee may determine, covering such number of shares of common stock (not to exceed 20,000) that is proportional to the fraction of a year remaining until the next annual meeting of shareholders consistent with the most recent annual option grant and/or stock award to other directors at the previous annual meeting of shareholders. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering an aggregate of not more than 40,000 shares of common stock of the Company (adjusted for the stock split in June 2005) upon the initial election of such non-employee director by the Board. The annual option grants become exercisable in three equal installments beginning on the first anniversary of the date of the grant and remain in effect for the term of the grant, regardless of whether the optionee remains a director of the Company. Annual awards of restricted stock grants generally vest in three equal installments, beginning on the first anniversary of the date of grant, regardless of whether the non-employee director remains a director of the Company.

A director may elect to receive his or her annual retainer and meeting fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value of such options using the lattice-based option-valuation model used for recognizing expense for financial statement reporting purposes pursuant to SFAS 123R. The number of shares issued in lieu of cash for the retainer and meeting fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. An option grant issued in lieu of the retainer and meeting fees vests immediately on grant. All options granted under the Director Plan, once vested, are exercisable through the seventh anniversary of the date of grant even if the director’s service on the Board terminates for any reason. The aggregate number of shares of the Company’s common stock which may be issued pursuant to stock awards or the exercise of options granted under the Director Plan may not exceed 2,000,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the Director Plan is the fair market value of Quest Diagnostics’ common stock on the date of the grant.

Deferred Compensation Plan for Directors. Under the Quest Diagnostics Amended and Restated Deferred Compensation Plan for Directors, each director may elect to defer, until a date specified by him or her or until his or her termination of service as a director, receipt of all or a portion of his or her cash compensation or any stock grants awarded pursuant to the Director Plan. Such plan provides that cash amounts deferred may be allocated to (i) a cash account under which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, which will be paid in cash with the value of the account based upon the market value of the Company’s common stock from time to time, or (iii) a combination of such accounts. All non-employee directors are eligible to participate in such plan. Dr. Mohapatra, the only employee director, received no additional compensation for serving on the Board or any committee of the Board.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis provides a review of the Company’s executive compensation philosophy, policies and practices with respect to the following executive officers of the Company (the “named executive officers”): the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers.

Executive Compensation Philosophy and Components

The objective of our executive compensation program is to attract and retain talented executives who have the skills and experience required to achieve our strategic objectives. Our compensation programs are designed to be aligned with the Company’s values, strategic objectives, and the long-term interests of its shareholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

The principal components of compensation for the named executive officers are:

•	Base Salary;

•	Annual cash incentives paid under the Senior Management Incentive Plan (“SMIP”);

•	Long-term equity grants issued under the Employee Long-Term Incentive Plan (“ELTIP”) in the form of stock option grants and performance shares;

•	Deferred compensation, including company matching contributions, under the qualified Profit Sharing Plan (“401(k) Plan”) and the non-qualified Supplemental Deferred Compensation Plan (“SDCP”); and

•	Retirement income for our Chief Executive Officer under a Supplemental Executive Retirement Plan (“SERP”).

Our executive compensation programs are designed to:

•	Incent executives to achieve results that appropriately balance the short-term and the long-term interests of our employees, customers, and shareholders;

•	Be aligned with the Company’s financial objectives;

•	Reward performance;

•	Align the interests of executives and shareholders;

•	Be supportive of our business strategy and objectives; and

•	Provide flexibility for changing business conditions as well as the growth and diversification of the Company.

Establishing Executive Compensation

The Compensation Committee has responsibility for overseeing our executive compensation program. In this role, the Compensation Committee regularly monitors executive compensation for adherence with the Company’s compensation philosophy. Towers Perrin serves as external compensation consultant for evaluation services and is engaged by, and reports directly to, the Compensation Committee. Comprehensive analyses of each named executive officer’s compensation (referred to as Tally Sheets) are prepared by the Company to assist the Compensation Committee in the assessment and determination of executive compensation.

The Compensation Committee annually reviews the performance, and approves the total compensation, including the cash and equity awards, of each named executive officer. The compensation package for the Chief Executive Officer is approved by the Compensation Committee and reviewed with the full Board. Annually, compensation targets as well as the actual compensation earned for each named executive officer are compared to executive compensation levels and practices at peer companies (collectively referred to as the Compensation Peer Group). For the named executive officers, the Compensation Committee establishes target compensation consistent with comparable positions in the Compensation Peer Group with the opportunity to earn greater rewards for performance that exceeds established goals. The Compensation Peer Group is made up of the S&P 500 Healthcare Equipment and Services group, which includes about 30 companies including Quest Diagnostics, and is comprised of large healthcare services companies, healthcare equipment companies, and healthcare distributors. Revenue and market capitalization of the peer companies are considered each year. Additionally, consideration is given to the Company’s current business environment and strategic goals to make certain that the Compensation Peer Group companies continue to be appropriate comparables. The key elements of base salary, total cash compensation, long-term incentives, as well as the mix of compensation components that go into total direct compensation are compared with similar positions in our Compensation Peer Group. Each named executive officer is matched as closely as possible to comparably positioned executives in the Compensation Peer Group and appropriate adjustment is made for expanded or reduced scope of responsibility when applicable. For purposes of reviewing the SERP compensation for the Chief Executive Officer, the Compensation Committee also used the Industry Leader Peer Group1 in addition to the Compensation Peer Group. This provided a larger number and a broader range of companies for the SERP comparison.

In addition to being used as a reference for setting target compensation levels, the Compensation Peer Group company data is also considered in balancing current and long-term compensation as well as the allocation between cash and non-cash compensation. Similarly, specific consideration is given to the weighting of fixed and at risk components of pay relative to the Compensation Peer Group. For example, base pay is considered a fixed component of pay while annual incentives and equity compensation are considered at risk.

No single element of compensation is changed without considering the total compensation of the participants relative to the marketplace as well as the impact of any change upon the other components of the pay model. The economic value of each participant’s prior equity award at the date of grant is taken into consideration when establishing new total compensation packages. However, compensation attributed to stock appreciation in prior years (e.g., realized or unrealized gains from previously awarded stock option or equity grants) is not taken into account in setting subsequent total compensation levels.

Except as noted above, the Compensation Peer Group is used for all compensation comparisons. For purposes of measuring payouts under our performance stock awards, however, the companies in the S&P 500 Healthcare Index (comprised of the S&P 500 Healthcare and Services group along with approximately 25 other companies) are used and referred to as the Performance Share Comparator Peer Group. This group provides a broader group of companies including pharmaceuticals and biotechnology companies. This larger sample of companies is used as a reference point in measuring the performance of the Company, specifically in terms of the Company’s earnings per share compound annual growth rate (CAGR). Given that the reported earnings of any single company or small group of companies can be volatile, we believe that the larger number of companies in the Performance Share Comparator Peer Group provides a more representative measure of industry performance during the multi-year measurement period.

Role of Executive Officers and Compensation Committee in Compensation Process

The Compensation Committee establishes the Company’s general compensation philosophy in consultation with the Company’s Chief Executive Officer and Vice President of Human Resources along with input from Towers Perrin. The role of the Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments for the executive officers, other than himself, to the Compensation Committee based on market data, Company performance, and individual performance. He also recommends incentive plan measures in order to align the compensation plans with the corporate objectives.

Among other duties, the Compensation Committee has overall responsibility for:

•	Reviewing and approving compensation of the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers;

•	Reporting to the Board of Directors any and all decisions regarding compensation changes for the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers;

[1] The Industry Leader Peer Group is a comparison group developed by Towers Perrin for the purpose of comparing the SERP compensation of the Chief Executive Officer with the market. In addition to companies already included in the Compensation Peer Group, the companies included in the Industry Peer Group were 7-Eleven, Inc; Amgen Inc.; Chiron Corporation; Darden Restaurants Inc.; Genetech Inc.; General Mills Inc.; Genzyme Corp.; Guidant Corporation; H&R Block, Inc.; Henry Schein Inc.; Lexmark International Inc.; Medtronic Inc.; Pitney Bowes Inc.; Rockwell Automation Inc.; St. Jude Medical Inc.; and Starbucks Corporation.

•

Evaluating and making recommendations to the Board of Directors regarding the Company’s equity-based, incentive compensation and retirement plans, as well as compensation policies and programs of the Company; and

•	Administering the Company’s equity-based and incentive compensation plans.

Base Salary

Base salaries for the named executive officers are reviewed and approved annually by the Compensation Committee. Consistent with market practice, base salaries are set at levels competitive with the Compensation Peer Group. The Compensation Committee determines base salary adjustments, which may be higher or lower than the comparative data, following an assessment of the overall results of the Company as well as each named executive officer’s position, performance, scope of responsibility, and current salary level. Effective January 1, 2006, each named executive officer received adjustments to his base salary according to the philosophy described above, ranging from 4.0% to 6.0%. In the event of a promotion or a new hire, the Compensation Committee will review and take action at its next meeting.

The total base salary paid to each named executive officer in 2006 is reported on the Summary Compensation Table on page 30.

Senior Management Incentive Plan (SMIP)

Annual incentives are paid in accordance with the Senior Management Incentive Plan (SMIP), which was approved by the shareholders of the Company at the 2003 annual meeting of the shareholders. The objective of the SMIP is to reward results in both financial performance and key non-financial measures.

Annually, the Compensation Committee selects a maximum of ten participants for inclusion in the SMIP for that year. Pursuant to his employment agreement, Dr. Mohaptra, our Chief Executive Officer, is required to be named a participant in the SMIP. For 2006, all named executive officers were approved as participants in the Company’s SMIP. In the first quarter of each year, the Committee establishes for each participant business objectives and an incentive target, based on achievement of those objectives and expressed as a percentage of the individual’s base salary, with the exception of Dr. Mohapatra, whose incentive target (expressed as a percentage of base salary) is specified in his employment agreement. For each participant, the threshold, target and maximum performance criteria are established, with payout opportunities set at zero, one-times, and two-times target incentive, respectively. Rewards for performance levels between these levels are interpolated. Any payments related to this target are subject to the achievement of specific performance goals and, if achieved, are generally paid in the first calendar quarter following the completion of the performance year period.

For 2006, the target SMIP incentives for the named executive officers are summarized below with the payout range set for each named executive officer at zero to two times the target incentive.

2006 Target Incentive as % of Salary
Surya N. Mohapatra, CEO	130%
Robert A. Hagemann, CFO	90%
David M. Zewe, SVP	70%
Michael E. Prevoznik, SVP	65%
Robert E. Peters, VP	65%

For 2006, the SMIP performance objectives were related to growth in revenues, and earnings per share, with additional measures including patient satisfaction, customer retention, Six Sigma quality, employee satisfaction and the individual’s performance measured against established management business objectives (MBOs). The actual payouts for 2006 range from 145% to 154% of the SMIP target, reflecting the strong performance of the Company for 2006, particularly in the financial measures of revenues and earnings per share, against the established targets. For 2006, results from continuing operations are as follows: revenues increased 14.9% to $6.3 billion; and earnings per share increased from $2.79 per diluted share in 2005 to $3.14 per diluted share in 2006. 2006 results included a charge of $0.08 per share primarily associated with integration activities and $.17 per share associated with stock-based compensation expense in accordance with SFAS 123R. The incentive payouts for 2006 are indicated in the Summary Compensation Table on page 30 under the caption Non-Equity Incentive Plan Compensation.

We believe that the annual incentive payments made to our named executive officers for 2006 were consistent with the objectives of our executive compensation plan. Since the SMIP was adopted in 2003, the actual individual payouts for named executive officers in SMIP have ranged from 81% of target to 154% of target, with the average payout during that period of 106% of target. Accordingly, we believe that the targets have been set at reasonable levels.

Payments under the SMIP constitute “qualified performance-based compensation” under the provisions of section 162(m) of the Internal Revenue Code (the “Code”). The SMIP limits the annual incentive award for each participant at 1% of the Company’s Earnings (as defined in the SMIP) in the fiscal year. However, consistent with the compensation philosophy described above, and the targets set by the Compensation Committee at the beginning of the year, the Compensation Committee did not award the maximum amount permissible under the plan, but rather the Compensation Committee awarded amounts consistent with the target incentive range set for each executive officer as discussed above.

Since the Company became public in December 1996, there have been no adjustments or restatements of our financial statements. The Company does not have any established policy, other than as required by law, regarding the adjustment or recovery of awards or payments of any incentive compensation if the relevant performance measures upon which they are based are restated or otherwise subsequently adjusted in a manner that would have reduced the size of an award or payment.

Employee Long-Term Incentive Plan (ELTIP)

Long-term Incentive Grant Determination. Long-term incentive awards are designed to:

•	Align management’s compensation opportunities with the interests of our shareholders;

•	Provide long-term compensation opportunities consistent with market practice;

•	Incent and reward long-term value creation; and

•	Provide a retention incentive for key employees.

In determining the long-term incentive component of each named executive officer’s compensation, the Compensation Committee considers, without limitation:

•	The value of the proposed option grants using a lattice-based option-valuation model consistent with the expensing of our grants under SFAS 123R;

•	The value of similar incentive awards to executive officers in the Compensation Peer Group; and

•	The individual’s scope of responsibility, performance, and contribution to meeting the Company’s objectives.

Starting in 2005, in an effort to better align executive compensation with corporate performance, we changed the composition of equity-based incentive compensation to include performance share awards, representing approximately 1/3 of the total value of the equity award, assuming that performance share awards would eventually be earned at the target. These shares are earned on achievement of financial performance goals and are forfeited if threshold performance is not met.

While permitted under the terms of the ELTIP, we have not issued any incentive stock options or stock appreciation rights. Since 2000, we have not issued any restricted shares (shares of common stock subject only to vesting requirements) to our named executive officers.

For information on the options and performance shares granted under the ELTIP during 2006, see “Grants of Plan-Based Awards” on page 31.

Non-Qualified Stock Options

Timing of Award. It has been the practice of the Compensation Committee to approve all option grants at the first regular meeting of the Compensation Committee held in each calendar year, which is normally scheduled for mid-February after the release of earnings for the preceding year. The only exceptions to this practice are for option grants made with respect to new hires and promotions (in which case grants are made at the next regularly scheduled Compensation Committee meeting after commencing employment), special recognition grants to employees who are not otherwise option eligible or for other special circumstances (e.g., in connection with acquisitions). Each year the schedule for meetings of the Board of Directors and the Compensation Committee is established prior to the beginning of the year. The Board of Directors generally schedules five regular meetings each year, with Compensation Committee meetings generally scheduled for the day prior to the Board meeting; in some years the Compensation Committee is not scheduled to meet in connection with all five regularly scheduled Board meetings but does in fact meet (or acts by consent) if matters arise requiring review or approval by the Compensation Committee.

In May 2002, the Compensation Committee delegated to the Chief Executive Officer with the Vice President of Human Resources the authority to grant, under limited circumstances, up to 20,000 options per quarter (on a post-split adjusted basis) to non-executive officers. In February 2007, this delegation was amended to add the authority to grant up to 10,000 shares per quarter to non-executive officers. To date, approximately 50,000 options (on a post-split adjusted basis) and no shares have been granted under the delegation, none of which have been granted to officers of the Company. All grants, under this authority, are regularly reported to the Compensation Committee.

Vesting of Award. Each annual option award vests ratably over a three-year period (with monthly vesting prorated on termination of employment), with a term of seven years (ten years for stock options granted prior to 2005), subject to earlier expiration following termination of employment. The option awards vest immediately under certain conditions such as a change of control, termination of employment by reason of death or disability, or retirement on or after age 60. The terms of Dr. Mohapatra’s options are also subject to his employment agreement as described on pages 38 and 44. For information on vesting on termination of employment with severance benefits, see “Potential Payments Upon Termination” on page 38.

Determination of exercise price. All stock options are granted with an exercise price that is not less than the fair market value of Company’s common stock on the date of grant. Under the terms of the ELTIP, the fair market value is the average of the high and low sales price of the Company’s common stock on the date of grant except in the case of reload options, for which fair market value is based on the price at the time of the exercise of the underlying option sold by the Company’s designated broker (and if no such shares are sold, then at the average of the high and low sales price on the date of exercise of the underlying option) 2. Accordingly, the exercise price of each option granted under the ELTIP is the average of the high and low sales price of the Company’s common stock on the date that the option was approved by the Compensation Committee, other than the approximately 50,000 options approved to non-executive officers pursuant to the delegation described above. Option re-pricing is prohibited by the terms of the ELTIP, except if the Compensation Committee determines that one or more specified corporate transactions has affected the price per share such that an adjustment of outstanding awards is required to preserve (or prevent an enlargement of) the benefit or potential benefit intended at the time of the grant. The only adjustments to options granted under the ELTIP were made to take into account the impact of the two for one stock splits that occurred in May 2001 and June 2005.

Performance Shares

Performance shares are shares of our common stock that may be awarded subject to achieving various performance metrics as determined on the date of grant by the Compensation Committee.

Timing of Awards. It has been the practice of the Compensation Committee to approve all performance share grants at the first regular meeting of the Compensation Committee held in each calendar year, other than in the case of performance share grants made with respect to new hires and promotions and other special circumstances (e.g., in connection with acquisitions).

[2] Reload Feature. Option awards prior to 2003 were granted with a “reload” feature pursuant to which a reload option is granted to an option holder who pays the purchase price of an option with shares of the Company’s common stock provided that the shares have been owned by the option holder for at least six months. The option holder can also “attest” to the ownership of such shares (rather than deliver the shares to the Company), in which case the option holder receives a “net” number of shares back after deducting sufficient shares to pay the purchase price. In either event the option holder automatically receives, as of the date of exercise of the underlying option, a non-qualified reload option for a number of shares equal to the number of shares tendered in payment (or deemed tendered in the case of an attestation) of the exercise price. This reload option becomes exercisable only after the lapse of twelve months and expires on the date of the original option. The table on page 31 ( “Grants of Plan-Based Awards”) includes reload options granted in 2006 as a result of the exercise of pre-2003 options, which grants are indicated by footnote.

Performance Metrics. The target performance shares subject to the awards are earned based on the earnings per share growth of the Company over a multi-year period, and will be paid out in shares of common stock of the Company at the end of the term to the extent that the goals are achieved.

The target performance shares issued in 2006 provide for the issuance of stock based on the compound annual growth rate (CAGR) of the Company’s earnings per share as compared to our peers in the Performance Share Comparator Peer Group. Depending upon the Company’s earnings per share growth relative to this comparator group, 0% to 200% of the target number of shares may be awarded. For the 2006 awards, the measurement period is the three-year period ended December 31, 2008. Awards are earned if the Company performance is above the 25th percentile of the Performance Share Comparator Peer Group with the target number of shares (i.e., one times target) earned at the 55th percentile. No award will be earned if the Company’s earnings per share compound annual growth rate (CAGR) ranks at or below the 25th percentile of the comparator group. Maximum awards equal to 2 times target will be earned if the Company’s earnings per share growth ranks at the 85th percentile or above of the Performance Share Comparator Peer Group. In the event a “change in control” occurs prior to the end of the measurement period, then a number of performance shares will be earned equal to the greater of: (1) the target performance shares (pro rated for prior terminations of employment) or (2) the number of performance shares that would be earned based on the measurement period. For the definition of “change of control”, see “Grants Of Plan-Based Awards”, note 3, on page 31.

Vesting. The performance shares vest at the end of the performance period to the extent earned. In the event that an employee terminates employment prior to the end of the performance period, monthly vesting is prorated for the period of employment. The awards also vest (to the extent earned) under certain conditions such as a change of control, termination of employment by reason of death or disability, or retirement on or after age 60. The terms of Dr. Mohapatra’s performance shares are also subject to his performance share award agreements as described on page 38. For information on vesting on termination of employment with severance benefits, see “Potential Payments Upon Termination” on page 38.

Deferred Compensation

All employees, including the named executive officers, who satisfy certain service requirements are entitled to participate in the Company’s 401(k) Plan, in which participants may defer a portion of their eligible cash compensation up to limits established by law. For 2006, all the named executive officers other than the Chief Executive Officer were also eligible to participate in the Supplemental Deferred Compensation Plan (SDCP). The purpose of the 401(k) Plan and SDCP is to permit eligible employees an opportunity to save for their retirement; award matching contributions from the Company (thus providing supplemental retirement income to aid in the planning for retirement); and be competitive in the market in order to attract and retain talented employees. The Company provides a 100% matching credit equal to the amount deferred by the 401(k) Plan participant and the SDCP participant up to a maximum of 6% of eligible cash compensation. For additional information regarding the SDCP, see “Nonqualified Deferred Compensation” on page 36. With the adoption of the SERP (described below), Dr. Mohapatra waived his participation in the SDCP for 2005 and thereafter; however, his existing account balances for pre-2005 contributions continue to be invested under the SDCP.

Supplemental Executive Retirement Plan (SERP)

Dr. Mohapatra is the only named executive officer covered by a defined benefit plan. The Company established the SERP, which is an unfunded non-qualified plan, in connection with the execution of an employment agreement with Dr. Mohapatra in November 2003 when it was announced that he would become the Chief Executive Officer of the Company. For a description of the SERP, see “Pension Benefits” on page 35.

Perquisites

Perquisites represent a minor component of executive compensation. The named executive officers are eligible to be reimbursed, up to certain limits, for tax and financial planning services. The named executive officers who utilized this perquisite during 2006 were Mr. Hagemann, Mr. Prevoznik, and Mr. Peters with reimbursements of $3,296, $8,138, and $1,560, respectively. For 2006, Dr. Mohapatra was reimbursed for driver commuting costs in the amount of $18,405. Additionally, in accordance with his employment agreement, the Company paid costs associated with his relocation benefits in the amount of $87,183 and attorney fees related to the negotiation of his employment agreement in the amount of $53,886. During 2006, Mr. Zewe was reimbursed for lodging costs of $9,321.

Other Benefits

As part of their total compensation package, each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans, and the Employee Stock Purchase Plan. In each case, these benefits are provided on the same basis as available to other exempt employees. These benefit plans are designed to attract and retain talented employees and to provide them with competitive benefits.

There are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment under circumstances in which the participant is entitled to severance or as required by law.

Impact of Accounting and Tax Treatments of Executive Compensation

Section 162(m) of the Code precludes a public corporation from taking a tax deduction for annual compensation in excess of $1 million paid to its Chief Executive Officer and the next four most highly paid executive officers, unless certain specific and detailed criteria are satisfied. The anticipated tax treatment to the Company and to the executive officers is taken into consideration in the review and establishment of compensation programs and payments. The general policy is to preserve the tax deductibility of compensation paid to its executive officers under existing tax laws, including annual incentive awards paid under the SMIP and the grants of stock options and performance shares under the terms of the ELTIP. As tax laws related to executive compensation change, the Compensation Committee will consider the implications to the Company.

In accordance with his employment agreement, Dr, Mohapatra is entitled to receive a tax gross-up payment for any parachute excise tax incurred pursuant to Section 4999 of the Code. The other named executive officers are also entitled to receive a tax gross-up payment for any parachute excise tax incurred unless a reduction by not more than 5% of the portion of the payment considered to be parachute payments pursuant to Section 280G of the Code would result in no excise tax being incurred.

See note 12 of the Company’s consolidated financial statements for the year ended December 31, 2006 for a discussion of the accounting treatment of executive compensation plans.

Employment Agreements

Dr. Mohapatra, our Chief Executive Officer, is the only named executive officer with an employment agreement with the Company. The Company entered into this employment agreement with Dr. Mohapatra in November 2003 when it was announced that Dr. Mohapatra would become the Chief Executive Officer of the Company. Dr. Mohapatra became Chief Executive Officer of the Company effective in May 2004. The employment agreement had a term that would have ended on December 31, 2006; however, on July 31, 2006, the Company and Dr. Mohapatra entered into an amendment and restatement of the employment agreement. The principal changes made to the employment agreement were: (1) an extension of the term for 5 years, until December 31, 2011; (2) an increase, effective on January 1, 2007, in Dr. Mohapatra’s target incentive percentage from 130% to 150% of his base salary; (3) Dr. Mohapatra will be entitled to receive severance if the Company fails to renew the employment agreement prior to 2015; and (4) the provisions relating to the reimbursement of expenses for post change in control disputes and compliance with new deferred compensation tax rules are conformed to those of our Executive Officer Severance Plan. As part of entering into the amendment of the employment agreement, the Company also agreed to pay Dr. Mohapatra a special $100,000 cash bonus and to amend the SERP’s benefit formula.

The SERP formula was amended effective August 1, 2006 in three respects: (1) for periods of service after July 31, 2006, the percentage to calculate Dr. Mohapatra’s annual benefit increased from 1.5% to

2.2% times his final average pay times his years of credited service; (2) final average pay is determined using Dr. Mohapatra’s salary and annual bonus (as defined in the SERP) for the highest three complete consecutive calendar years in the last five complete calendar years prior to his termination (previously, this was determined using his salary for his last 36 months of employment and his last three annual incentive awards); and (3) if Dr. Mohapatra’s employment is terminated by the Company without Cause or if he terminates employment for Good Reason (as those terms are defined in Dr. Mohapatra’s employment agreement) after he attains age 60 but before age 62, his years of credited service will be increased by 2 (3 in the event of a change in control) less the service he accumulates between ages 60 and 62.

For a description of the employment agreement of Dr. Mohapatra, see “Employment Agreement” on page 43.

Termination and Change in Control Arrangements

The Company’s Executive Officer Severance Plan (the “Severance Plan”) covers all named executive officers with the exception of the Chief Executive Officer, whose severance provisions are established in his employment agreement. No named executive officer has the right to receive any severance benefits solely as a result of a change of control, although Dr. Mohapatra has the right to terminate his employment and receive severance on certain change of control events. Each other named executive officer is not entitled to receive severance benefits on a change of control unless the named executive officer terminates employment for good reason (as defined in the Severance Plan). For additional information, see “Potential Payments Upon Termination” on page 38.

We believe that the severance benefits provided to our named executive officers are consistent with market practice and appropriate because the benefits are an inducement to accepting employment and because the executive officers have agreed to and are subject to non-competition and non-solicitation covenants for a period following termination of employment.

Executive Share Retention Guidelines and Hedging Policy

In order to promote equity ownership and further align the interests of management with the Company’s shareholders, share retention and ownership guidelines for senior management were adopted in 2005. Under these guidelines, all officers are expected to maintain a minimum ownership position before the officer can receive full cash settlement for his or her stock option exercises. The minimum share ownership for each named executive officer is as follows:

Dr. Surya N. Mohapatra	100,000 shares
Robert A. Hagemann	40,000 shares
David M. Zewe	26,667 shares
Michael E. Prevoznik	24,000 shares
Robert E. Peters	20,000 shares

The Compensation Committee periodically reviews these guidelines, and may adjust them, as appropriate. All of the named executive officers are in compliance with executive share retention guidelines.

By Company policy in effect since the Company’s spin-off in 1996, all employees and directors are prohibited from entering into any transaction that is expected to result in a financial benefit resulting from a decline in the Company’s common stock or enter into any hedging transaction involving the Company’s common stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, by Company policy, all directors and executive officers, as well as certain other employees, may purchase or sell Company securities only during 30 calendar day window periods that begin on the second business day following the issuance of a press release concerning the Company’s earnings for the most recent calendar quarter.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for 2006 and this proxy statement.

THE COMPENSATION COMMITTEE:

William F. Buehler, Chairman
Gary M. Pfeiffer
Daniel C. Stanzione, Ph.D.
John B. Ziegler

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation for 2006 for each named executive officer.

Name and Principal Position	Year	Salary(1)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(7)	Total ($)
Surya N. Mohapatra	2006	$1,023,000	$100,000	(2)	$605,531	$4,267,187	$1,946,307	$962,000	(6)	$172,674	$9,076,699
Chairman, President & Chief Executive Officer
Robert A. Hagemann	2006	$463,008	$0		$247,844	$1,834,417	$643,187	$0		$47,663	$3,236,119
Senior Vice President and Chief Financial Officer
David M. Zewe	2006	$481,415	$0		$135,875	$976,625	$493,186	$0		$49,987	$2,137,088
Senior Vice President, Diagnostic Testing Operations
Michael E. Prevoznik	2006	$401,207	$0		$119,309	$917,491	$386,873	$0		$43,546	$1,868,426
Senior Vice President and General Counsel
Robert E. Peters	2006	$355,426	$0		$109,221	$758,925	$335,798	$0		$32,107	$1,591,477
Vice President Sales & Marketing

(1)	Includes amounts deferred by named executive officers into the qualified 401(k) plan and the Supplemental Deferred Compensation Plan (see Nonqualified Deferred Compensation on page 36).

(2)	Represents special cash bonus paid to Dr. Mohapatra in August 2006 as part of entering into his Employment Agreement dated July 31, 2006.

(3)

The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to performance share grants made in 2006 as well as in prior fiscal years, in accordance with SFAS 123R. For additional information, see note 12 to the consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2006. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the achievement of the performance objectives and the value of the Company’s shares in the future.

(4)

The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, including the options granted in 2006, see note 12 to the consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2006. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of the Company’s shares in the future.

(5)

The amounts in this column represent the payments made under the Senior Management Incentive Plan (SMIP). Awards were calculated and paid in 2007 but are included in compensation for 2006, the year in which they were earned. See discussion under SMIP in the Compensation Discussion and Analysis on page 23 for further information on the performance measures.

(6)	Represents the increase in actuarial value of Dr. Mohapatra’s benefits under the Supplemental Executive Retirement Plan (SERP) during fiscal 2006.

(7)	All other compensation for 2006 consists of the following:

	Dr. Mohapatra		Mr. Hagemann		Mr. Zewe	Mr. Prevoznik		Mr. Peters
Matching contributions under Company’s Profit Sharing 401(k) Plan	$13,200		$13,200		$11,250	$13,200		$13,166
Matching contributions under Company’s Supplemental Deferred Compensation Plan			$31,167		$29,416	$22,208		$17,381
Tax and Financial Planning			$3,296	(b)		$8,138	(c)	$1,560	(d)
Driver Costs	$18,405
Relocation costs	$87,183	(a)
Legal Fees	$53,886	(e)
Lodging Costs					$9,321

(a)	Represents broker fees and closing costs associated with relocation benefits for Dr. Mohapatra during 2006 in accordance with the terms of his Employment Agreement dated July 31, 2006.

(b)	Includes tax gross up of $1,099

(c)	Includes tax gross up of $2,712

(d)	Includes tax gross up of $520

(e)	Represents legal fees associated with negotiation of his employment agreement during 2006.

Grants of Plan-Based Awards

The following table provides information about equity-awards granted to each named executive officer in 2006, including (1) the grant date, (2) the estimated future payouts (shown in number of shares) under equity incentive plan awards granted during 2006, which consist of performance share awards under the ELTIP, (3) the number of shares underlying stock options granted to each named executive officer, (4) the exercise price of each stock option granted to each named executive officer, which pursuant to the terms of the ELTIP is calculated based on the average of the high and low sales price of the Company’s common stock on the date of grant, (5) the grant date fair value of each equity award computed under SFAS 123R and (6) the closing price of the Company’s common stock on the date of grant. The non-equity incentive plan awards reported in the table represent targets under the SMIP established in February 2006 and not the cash amount earned under the SMIP for 2006, which was paid in March 2007, and is reported as non- equity incentive plan compensation in the Summary Compensation Table on page 30. No stock appreciation rights (SARs) were granted in 2006.

Name and Principal Position	Year	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Option ($)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)	Closing Market Price on Grant Date ($/Sh)(7)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Surya N. Mohapatra	2006	1/1/2006	$0	$1,329,900	$2,659,800	0	49,334	98,668				$2,543,908
Chairman, President &		2/15/2006				0	55,000	110,000				$2,872,925
Chief Executive Officer		2/15/2006								275,000(3)	$52.24	$3,765,300	$52.48
		5/22/2006								8,759(4)	$57.02	$138,955	$57.07
Robert A. Hagemann	2006	1/1/2006	$0	$416,707	$833,414	0	20,000	40,000				$1,031,300
Senior Vice President and		2/15/2006				0	22,667	45,334				$1,184,011
Chief Financial Officer		2/15/2006								113,334(3)	$52.24	$1,551,769	$52.48
		5/11/2006								6,839(4)	$57.78	$110,362	$57.70
David M. Zewe	2006	1/1/2006	$0	$336,991	$673,982	0	10,667	21,334				$550,044
Senior Vice President,		2/15/2006				0	12,667	25,334				$661,661
Diagnostic Testing Operations		2/15/2006								63,334(3)	$52.24	$867,169	$52.48
Michael E. Prevoznik	2006	1/1/2006	$0	$260,784	$521,568	0	9,600	19,200				$495,024
Senior Vice President		2/15/2006				0	10,934	21,868				$571,137
and General Counsel		2/15/2006								54,667(3)	$52.24	$748,501	$52.48
		5/12/2006								4,665(4)	$57.88	$75,955	$57.90
Robert E. Peters	2006	1/1/2006	$0	$231,027	$462,054	0	8,800	17,600				$453,772
Vice President		2/15/2006				0	10,000	20,000				$522,350
Sales & Marketing		2/15/2006								50,000(3)	$52.24	$684,600	$52.48

(1)

Amounts in these columns represent the threshold, target, and maximum awards set for the 2006 Senior Management Incentive Plan (SMIP). Actual amount of award paid is included in the Summary Compensation Table on page 30 under the column titled Non- Equity Incentive Plan Compensation.

(2)

Amounts in these columns represent threshold, target, and maximum share awards for performance shares granted in 2006. The performance shares granted on January 1, 2006 were made in respect to 2005 and were reported in the proxy statement for the 2005 annual meeting of shareholders and are not included in the discussion of performance shares in the Compensation Discussion and Analysis. The performance period for the performance shares granted on February 15, 2006 ends December 31, 2008. No dividends are payable on performance shares until the shares are earned and vested. For further discussion of the performance metrics see the Compensation Discussion and Analysis on page 26.

(3)

Amounts represent the number of stock options granted in 2006 (excluding reload grants) to the named executive. Each option vests ratably over a three-year period (with monthly vesting prorated on termination of employment), with a term of seven years, subject to earlier expiration following termination of employment. The option awards vest immediately under certain conditions such as a change of control, termination of employment by reason of death or disability, or retirement on or after age 60. A “change of control” occurs if and when:

(i)	Any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	A majority of the Company’s directors are not “continuing directors”; or

(iii)

The Company’s shareholders approve an agreement, providing for (a) a transaction in which the Company will cease to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.

The terms of Dr. Mohapatra’s options are also subject to his employment agreement as described on pages 38 and 44. For information on vesting on termination of employment with severance benefits, see “Potential Payments Upon Termination” on page 38.

(4)

Amounts represents the number of reload stock options granted under the terms of option agreements for periods prior to 2003. In accordance with the Employee Long-Term Incentive Plan (ELTIP), the reload option has an exercise price equal to the price at which the underlying option shares are sold by the Company’s designated broker (who processes all of the Company’s stock option exercises by employees), becomes exercisable after the lapse of twelve months and expires on the date of the original option. The reload options also vest immediately under certain conditions as described in note (3).

(5)

This column shows the exercise price for the stock options granted. All stock options are granted with an exercise price that is not less than the fair market value of the Company’s common stock on the date of grant. Under the terms of the ELTIP, the fair market value is the average of the high and low sales price of the Company’s common stock on the date of grant except in the case of reload options, for which fair market value is based on the price at which the shares purchased in connection with the exercise of the underlying option are sold by the Company’s designated broker (and if no such shares are sold, then at the average of the high and low sales price on the date of exercise of the underlying option).

(6)	Amounts represent the grant date fair market value of each award as determined pursuant to SFAS 123R.

(7)	Represents the closing market price on the date of each grant.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information regarding the current holdings of stock option and unvested stock awards held by each named executive officer at December 31, 2006. For stock options, the table includes the grant date, the number of unexercised stock options (both exercisable and non-exercisable), the option exercise price and the option expiration date. The table also includes the number of performance share awards (shown at target) that have not been earned, with the maximum number of performance share awards that can be earned equal to twice the target number indicated in the table, and the payout value of such awards, based on the target award and the closing price of the Company’s common stock on December 31, 2006, which was $53.00. See “Compensation Discussion and Analysis—Performance Shares” on page 25 for additional information.

Name and Principal Position	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Surya N. Mohapatra	8/16/1999	108,000			$6.59	8/16/2009
Chairman, President &	2/21/2001	76,000			$26.08	2/21/2011
Chief Executive Officer	2/21/2001	76,000			$26.08	2/21/2011
	2/13/2003	200,000			$24.76	2/13/2013
	4/17/2003	5,950			$32.04	2/3/2009
	4/17/2003	152,000			$35.53	2/27/2012
	4/17/2003	11,236			$46.89	1/13/2008
	2/19/2004	226,666	113,334(1)		$40.43	2/19/2014
	5/14/2004	6,282			$41.41	2/3/2009
	2/8/2005	10,884			$49.25	2/3/2009
	2/22/2005	82,222	164,444(1)		$48.74	2/22/2012
	5/22/2006		2,753(2)		$57.02	2/3/2009
	5/22/2006		6,006(2)		$57.02	8/16/2009
	1/1/2006								49,334(3)	$2,614,702(5)
	2/15/2006		275,000(1)		$52.24	2/15/2013			55,000(4)	$2,915,000(5)
Robert A. Hagemann	2/21/2001	34,000			$26.08	2/21/2011
Senior Vice President and	2/21/2001	34,000			$26.08	2/21/2011
Chief Financial Officer	2/13/2003	100,000			$24.76	2/13/2013
	4/17/2003	4,156			$34.79	1/13/2008
	4/17/2003	68,000			$35.53	2/27/2012
	4/17/2003	5,032			$44.62	7/30/2008
	2/19/2004	93,333	46,667(1)		$40.43	2/19/2014
	5/6/2004	3,314			$43.13	7/30/2008
	5/6/2004	3,906			$43.13	8/16/2009
	2/22/2005	33,333	66,667(1)		$48.74	2/22/2012
	5/11/2005	9,312			$52.62	8/16/2009
	5/11/2006		6,839(2)		$57.78	8/16/2009
	1/1/2006								20,000(3)	$1,060,000(5)
	2/15/2006		113,334(1)		$52.24	2/15/2013			22,667(4)	$1,201,351(5)
David M. Zewe	2/21/2001	16,000			$26.08	2/21/2011
Senior Vice President,	2/21/2001	38,000			$26.08	2/21/2011
Diagnostic Testing Operations	4/17/2003	76,000			$35.53	2/27/2012
	2/19/2004	53,333	26,667(1)		$40.43	2/19/2014
	2/27/2004	6,354			$41.46	8/16/2009
	2/22/2005	17,778	35,556(1)		$48.74	2/22/2012
	1/1/2006								10,667(3)	$565,351(5)
	2/15/2006		63,334(1)		$52.24	2/15/2013			12,667(4)	$671,351(5)
Michael E. Prevoznik	8/16/1999	104			$6.59	8/16/2009
Senior Vice President and	2/21/2001	34,000			$26.08	2/21/2011
General Counsel	2/21/2001	34,000			$26.08	2/21/2011
	2/13/2003	72,000			$24.76	2/13/2013
	4/17/2003	4,150			$31.74	8/16/2009
	4/17/2003	68,000			$35.53	2/27/2012
	1/29/2004	9,124			$41.14	8/16/2009
	2/19/2004	48,000	24,000(1)		$40.43	2/19/2014
	1/31/2005	5,552			$47.45	8/16/2009
	2/22/2005	16,000	32,000(1)		$48.74	2/22/2012
	5/12/2006		4,665(2)		$57.88	8/16/2009
	1/1/2006								9,600(3)	$508,800(5)
	2/15/2006		54,667(1)		$52.24	2/15/2013			10,934(4)	$579,502(5)

Name and Principal Position	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert E. Peters	5/13/2003	2,667			$30.46	5/13/2013
Vice President	2/19/2004	40,000	20,000(1)		$40.43	2/19/2014
Sales & Marketing	2/22/2005	14,666	29,334(1)		$48.74	2/22/2012
	1/1/2006								8,800(3)	$466,400(5)
	2/15/2006		50,000(1)		$52.24	2/15/2013			10,000(4)	$530,000(5)

(1)

Each option vests ratably over a three-year period (with monthly vesting prorated on termination of employment), subject to earlier expiration following termination of employment. The option awards vest immediately under certain conditions such as a change of control, termination of employment by reason of death or disability, or retirement on or after age 60. The terms of Dr. Mohapatra’s options are also subject to his employment agreement as described on pages 38 and 44. For information on vesting on termination of employment with severance benefits, see “Potential Payments Upon Termination” on page 38.

(2)	Represents reload options which generally vests twelve months from the date of grant. The reload options also vest immediately under certain conditions as described in note (1).

(3)

Represents target performance shares made in respect to 2005. Performance period for each grant began on January 1, 2006 and ends on December 31, 2007. If the performance goals are met, awards are paid in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in Compensation Discussion and Analysis on page 26.

(4)

Represents target performance shares made in respect to 2006. Performance period for each grant began on January 1, 2006 and ends on December 31, 2008. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in Compensation Discussion and Analysis on page 26.

(5)	Represents fair market value of performance shares at target using year end closing price of $53.00.

Option Exercises and Stock Vested

The following table provides information regarding exercises of stock options by each named executive officer during 2006, including the number of shares of common stock acquired upon exercise and the aggregate amount realized by each named executive officer on such exercise. No stock awards vested for any named executive officer during 2006.

Name and Principal Position	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Surya N. Mohapatra	84,940	$4,343,993(1)
Chairman, President & Chief Executive Officer
Robert A. Hagemann	63,594	$3,154,297(2)
Senior Vice President and Chief Financial Officer
David M. Zewe	102,000	$2,503,944(3)
Senior Vice President, Diagnostic Testing Operations
Michael E. Prevoznik	41,000	$2,103,083(4)
Senior Vice President and General Counsel
Robert E. Peters	69,767	$1,616,582(5)
Vice President Sales & Marketing

(1)

Dr. Mohapatra exercised 32,940 stock options on May 22, 2006, with an exercise price of $4.765 and a market price of $57.0211 and he exercised 52,000 stock options on May 22, 2006, with an exercise price of $6.585 and a market price of $57.0211.

(2)

Mr. Hagemann exercised 3,594 stock options on May 11, 2006, with an exercise price of $34.7875 and a market price of $57.7794 and he exercised 60,000 stock options on May 11, 2006, with an exercise price of $6.585 and a market price of $57.7794.

(3)

Mr. Zewe exercised 22,000 stock options on October 30, 2006, with an exercise price of $26.075 and a market price of $49.5921 and he exercised 80,000 stock options on October 30, 2006, with an exercise price of $24.76 and a market price of $49.5921.

(4)	Mr. Prevoznik exercised 41,000 stock options on May 12, 2006, with an exercise price of $6.585 and a market price of $57.8797.

(5)

Mr. Peters exercised the following options on February 22, 2006 with a market price of $53.1484:
32,000 with an exercise price of $24.76
2,667 with an exercise price of $30.455
18,400 with an exercise price of $35.5325
14,400 with an exercise price of $35.0075
2,300 with an exercise price of $26.075

Pension Benefits

None of the executive officers of the Company is currently an active participant in a qualified defined benefit plan of the Company. Dr. Mohapatra is the only executive officer covered by a nonqualified defined benefit plan.

On December 14, 2004, the Board adopted a Supplemental Executive Retirement Plan (the “SERP”) covering our Chairman of the Board, President and Chief Executive Officer, Surya N. Mohapatra, Ph.D. Adoption of the SERP was mandated under the employment agreement with Dr. Mohapatra. The SERP was amended on July 31, 2006 pursuant to an amendment and restatement of Dr. Mohapatra’s employment agreement. See “Employment Agreement” on page 44. Under the SERP, Dr. Mohapatra will be entitled to an annual retirement benefit equal to (1) 1.5% (or 2.2% for Years of Credit Service after July 31, 2006) times (2) the average of his final average compensation (base salary plus regular annual bonus) during the highest three complete consecutive calendar years in the last five complete calendar years prior to the date of his termination times (3) his Years of Credited Service. Under the SERP, “Years of Credited Service” is equal to 1.13 times the number of completed calendar months of employment with the Company, whether or not consecutive, divided by 12 (1.29 is used as a multiple instead of 1.13 if before Dr. Mohapatra attains the age of 60, the Company provides Dr. Mohapatra with a notice of non-renewal of his employment agreement or his employment is terminated by the Company other than for “cause” or by Dr. Mohapatra for “good reason”). If his employment is terminated by the Company other than for “cause” or is terminated by Dr. Mohapatra for “good reason” on or after he attains age 60 and before the date he attains age 62, then Dr. Mohapatra will be credited with additional months of Credited Service equal to the excess, if any, of (i) the number of months of severance benefits he is eligible to receive under the employment agreement (that is 24 months, or 36 months in the event of a change in control) over (ii) the number of months of service Dr. Mohapatra has completed from the date he attained age 60 through the date of termination of his employment.

If the benefit is payable before he attains age 62, the amount may be actuarially reduced. Unless Dr. Mohapatra elects otherwise, his benefit will be payable in a lump sum. The benefits received by Dr. Mohapatra under the SERP are not subject to reduction for Social Security or to any other offset. In addition, with the adoption of the SERP, Dr. Mohapatra waived participation in the Supplemental Deferred Compensation Plan of the Company for 2005 and thereafter.

The following table shows the present value of the accumulated benefit at December 31, 2006 for Dr. Mohapatra under the SERP based on the assumption that he remains in service until age 62, at which age there would not be any actuarial reduction in his benefit.

Name and Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Surya N. Mohapatra	SERP	8.9(1)	$2,720,000	$0
Chairman, President & Chief Executive Officer

(1)

Dr. Mohapatra has approximately 8 years of service as of December 31, 2006. Pursuant to the terms of the SERP, the Years of Credited Service is 1.13 times his actual years of service (in each case prorated on a monthly basis).

(2)

The present value of accumulated benefits was determined using the same measurement date (December 31, 2006) and assumptions used for financial reporting purposes:
—Discount Rate equal to 5.75%
—Retirement age is assumed to be the unreduced retirement age as defined in the plan (age 62)
—1994 GAR unisex mortality

Nonqualified Deferred Compensation

The following table provides information regarding the Company’s Supplemental Deferred Compensation Plan (“SDCP”) in which all named executive officers are eligible to participate other than Dr. Mohapatra (for years 2005 and thereafter), including (1) the amount deferred by the executive officer from his salary and incentive payment to the SDCP, (2) the matching contributions made by the Company, (3) the aggregate earnings credited to the account of each named executive officer during 2006 and (4) the aggregate account balance of each named executive officer in the SDCP as of December 31, 2006. No amounts were withdrawn or distributed to any named executive officer during 2006 from the SDCP. Under the SDCP, participants may defer up to 50% of their eligible cash compensation in excess of the limits permitted under the qualified 401(k) plan. In addition, certain members of management, including the named executive officers (other than Dr. Mohapatra), have an additional opportunity to defer up to 95% of their annual incentive compensation under the SDCP. The Company provides a 100% matching credit up to a maximum of 6% of eligible cash compensation. The SDCP is a non-qualified plan under the Internal Revenue Code of 1986 and does not provide for guaranteed returns on plan contributions. The amounts deferred by the participant, together with Company matching contributions, are credited with earnings or losses measured by the rate of return on investments directed by plan participants that are offered by the SDCP, which, to the extent practicable, mirror investments that are identical or comparable to those offered by the Company’s qualified 401(k) plan. Participants in the SDCP may change investment elections on any business day. Distributions are made after termination of employment or on a date selected by the participant at least five years from the deferral date.

Name and Principal Position	Executive Contributions in 2006(1)	Registrant Contributions in 2006(2)	Aggregate Earnings in 2006(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/06($)
Surya N. Mohapatra	$0	$0	$388,614	$0	$3,192,619
Chairman, President & Chief Executive Officer
Robert A. Hagemann	$319,843	$31,167	$204,791	$0	$1,865,847
Senior Vice President and Chief Financial Officer
David M. Zewe	$98,055	$29,416	$156,408	$0	$1,122,804
Senior Vice President, Diagnostic Testing Operations
Michael E. Prevoznik	$129,541	$22,208	$96,830	$0	$1,102,362
Senior Vice President and General Counsel
Robert E. Peters	$57,936	$17,381	$56,921	$0	$505,078
Vice President Sales & Marketing

(1)

Represents amounts deferred by the named executive officer in the Supplemental Deferred Compensation Plan (SDCP) in 2006. Amounts deferred are included in the Salary and Non-equity Incentive Plan Compensation columns on the Summary Compensation Table on page 30. With the adoption of the SERP (described in the Pension Benefits Table on page 35), Dr. Mohapatra waived his participation in the SDCP for 2005 and thereafter.

(2)

Represents Company matching contributions to SDCP in 2006. The Company provides 100% matching credit to the amount deferred by the SDCP participant of up to 6% of eligible cash compensation. These amounts are included in the column All Other Compensation in the Summary Compensation Table on page 30.

(3)

Represents earnings of SDCP accounts during 2006. The compensation deferred under the SDCP, together with Company matching contributions, is credited with earnings or losses measured by the mirrored rate of return on investments selected by plan participants. These earnings are not reported as compensation in the Summary Compensation Table on page 30.

Potential Payments Upon Termination

Dr. Mohapatra

Dr. Mohapatra is the only named executive officer who is a party to an employment agreement with the Company. Described below are the benefits payable to Dr. Mohapatra on termination of employment pursuant to the Employment Agreement, SERP and applicable stock option and performance share awards.

Upon a termination by death or “disability,” Dr. Mohapatra is entitled to receive (1) three years of salary and target bonus and his target annual bonus award (including the stock and cash component) earned during employment but unpaid, which amounts are payable in a lump sum in the case of death and in equal monthly installments in the case of “disability” (offset in the case of disability by certain disability benefits); (2) a pro rata target bonus for the year of termination payable in a lump sum following termination of employment; and (3) continued coverage for Dr. Mohapatra and his eligible dependents under employee and welfare plans offered by the Company to its senior executive officers (“Benefit Plans”) for three years in the case of death and for the earlier of the third anniversary of the date of termination and the date on which Dr. Mohapatra obtains comparable coverage from subsequent employment in the case of “disability.”

Upon a termination without “cause” by the Company, by Dr. Mohapatra for “good reason,” or upon non-renewal of the Employment Agreement by the Company prior to 2015, Dr. Mohapatra is entitled to receive (1) salary and target bonus payable in equal monthly installments for the longer of (a) two years and (b) the remaining period of the employment term of Dr. Mohapatra under the Employment Agreement minus 24 months, (2) his target annual bonus award (including the stock and cash components) earned during employment but unpaid payable in monthly installments; and (3) continued coverage under the Benefit Plans for the earlier of the second anniversary of the date of termination and the date on which he obtains comparable coverage from subsequent employment for Dr. Mohapatra and his eligible dependents; provided that if such termination is within 90 days prior to or two years following a “change in control,” the benefit coverage period shall be three years, Dr. Mohapatra shall receive a lump sum payment of three times base salary and target bonus in lieu of monthly payments under clause (1) above, plus his target annual bonus award earned during employment (including the stock and cash component) but unpaid and he shall be entitled to gross-up payments for excise taxes, if applicable. No severance benefits are payable solely on a “change of control” except to the extent that Dr. Mohapatra’s employment is terminated as described above. However, certain “change of control” transactions would constitute “good reason” entitling Dr. Mohapatra to terminate his employment and receive severance benefits.

Upon a “change in control”, all of Dr. Mohapatra’s outstanding equity awards immediately vest; upon a termination by death, all outstanding stock options, earned shares of incentive stock and other awards granted by the Company to Dr. Mohapatra immediately vest; upon a termination by “disability”, all outstanding stock options immediately vest and earned performance shares will be issued; upon a termination without “cause” (as defined in the Employment Agreement) by the Company or by Dr. Mohapatra for “good reason” (as defined in the Employment Agreement), all outstanding stock options and earned performance shares continue to vest until the second anniversary of such termination (or the third anniversary if such termination is within 90 days prior to or two years following a “change in control”); and upon a termination as a result of non-renewal of the Employment Agreement following the expiration of the term of the Employment Agreement on December 31, 2011, all outstanding stock options and earned performance shares continue to vest for 24 months (or 36 months if such termination occurs within 90 days prior to or two years following a “change in control”). In all such cases, vested stock options remain exercisable for their original term.

The Employment Agreement defines the following terms as follows:

•	“cause” means (i) conviction of Dr. Mohapatra for a felony or (ii) the commission by Dr. Mohapatra of fraud or theft against, or embezzlement from, the Company.

•	“disability” means the inability of Dr. Mohapatra, due to physical or mental incapacity, to substantially perform his duties for the Company for a period exceeding 120 consecutive days.

•

“good reason” includes, without Dr. Mohapatra’s prior written consent (except in the case of a “change in control”, as described below), the occurrence of one or more of the following circumstances which is not remedied by the Company within 30 days of receipt of a notice of termination from Dr. Mohapatra, (1) an assignment to him of any duties materially inconsistent with his position, duties, responsibilities, and status with the Company, or any material limitation of his powers not consistent with his powers as contemplated in the section of the Employment Agreement describing the duties of Dr. Mohapatra, (2) removal of, or a failure to re-elect Dr. Mohapatra to, the position of President and Chief Executive Officer or as Chairman of the Board (in the case of the failure of the Board of Directors to nominate him as a director and to use its best efforts to have him re-elected to the Board of Directors), (3) any change of Dr. Mohapatra’s title, (4) requiring him to be based at any office or location more than 75 miles commuting distance from the Company’s principal executive offices in Teterboro, New Jersey, Lyndhurst, New Jersey or New York, New York, (5) a reduction in base salary or annual target bonus opportunity as in effect from time to time or benefits under the Employment Agreement, (6) a “change in control” (whether or not Dr. Mohapatra consents), (7) a material breach by the Company of the Employment Agreement, (8) any adverse change to the SERP or (9) a failure by the Company to secure written assumption of the Employment Agreement by a successor of the Company after a merger, consolidation or transfer of substantially all of its assets.

•

“change in control” includes, (1) shareholder approval of any transaction contemplated to result in a sale or disposition of all or substantially all of the Company’s assets or business or a plan of partial or complete liquidation of the Company or similar transactions, (2) shareholder approval of any transaction contemplated to result in (i) a merger or consolidation in which the surviving entity ceases to be a publicly traded company and Dr. Mohapatra is not the Chief Executive Officer of the publicly traded parent (if any) of the surviving entity or (ii) a merger or consolidation in which the surviving entity is a publicly traded company and Dr. Mohapatra is not the Chief Executive Officer of such surviving entity or (iii) a merger or consolidation in which the shareholders of the Company immediately prior to such transaction hold less than 50% of the voting power of the Company (and, in the case of the transactions in (1) and (2) above, the transaction is completed substantially in accordance with the terms approved by the shareholders and Dr. Mohapatra is not required to be identified in any United States securities law filing solely as a result of being a person or member of a group acquiring, holding or disposing of beneficial ownership of the Company’s securities and/or assets and effecting a “change in control”), (3) the acquisition by any third party of at least 40% of the voting power of the outstanding shares of capital of the Company in a transaction not covered by clause (2) following which the Company ceases to be an independent public company or there is material diminution of Dr. Mohapatra’s position, duties or responsibilities, a breach of the Employment Agreement or an event giving rise to a “good reason” for termination by Dr. Mohapatra, or (4) during any period of not more than two consecutive years, individuals who at the beginning of such period were the Board of Directors and new directors who have entered into an agreement with the Company to effect a transaction described in (1), (2) or (3) above whose election was approved in a Board resolution by Dr. Mohapatra or whose election by the Board or nomination for election by the shareholders was approved by at least a majority of the directors still in office who either were directors at the beginning of the period or whose election or nomination was previously approved as described above, cease for any reason to constitute at least a majority of the Board.

The following table provides information concerning the potential payments to Dr. Mohapatra under his Employment Agreement, SERP and applicable stock option and performance share awards for the circumstances listed in the table assuming a December 31, 2006 termination date and using the closing price of the Company’s common stock as of December 31, 2006, which was $53.00. On a voluntary termination by Dr. Mohapatra other than for “good reason” or “disability”, Dr. Mohapatra is not entitled to any severance benefits but is entitled to exercise vested stock options and to receive vested and earned performance shares. In addition, on any termination Dr. Mohapatra is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan and SDCP. For Dr. Mohapatra’s account balances under the SDCP, see “Nonqualified Deferred Compensation” on page 36.

Executive Benefits and Payments Upon Termination	Death		Disability		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— No change in control		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— Change in control
Compensation:
Cash Compensation	$8,388,600	(1)	$8,388,600	(1)	$8,388,600	(2)	$8,388,600	(1)
Long Term Incentives
Accelerated Vesting of Stock Options	$798,065	(3)	$798,065	(3)	$786,377	(3)	$798,065	(3)
Accelerated Vesting of Performance Shares	$3,521,638	(4)	$3,521,638	(4)	$3,359,670	(4)	$3,521,638	(4)
Benefits:
SERP	$2,616,000	(5)	$6,963,000	(5)	$5,231,000	(5)	$5,231,000	(5)
Benefits (includes medical, life, disability, and 401(k) match)	$150,000	(6)	$150,000	(6)	$100,000	(6)	$150,000	(6)
280G Tax Gross-up	N/A		N/A		N/A		$0

Total	$15,474,303		$19,821,303		$17,865,647		$18,089,303

(1)

Represents three times base salary and target annual incentive per the terms of Dr. Mohapatra’s Employment Agreement. Also includes target incentive under the Senior Management Incentive Plan (SMIP) which was unpaid as of December 31, 2006. The cash severance is paid in a lump sum within 30 days following the date of termination. Any cash payments made to Dr. Mohapatra upon termination due to disability shall be reduced by the cash payments received by Dr. Mohapatra from the Company’s disability benefit plans or under the Social Security’s disability insurance program.

(2)

Represents base salary and target annual incentive through December 31, 2009 per the terms of Dr. Mohapatra’s Employment Agreement. Also includes unpaid target incentive under the Senior Management Incentive Plan (SMIP) as of December 31, 2006. The cash severance is paid monthly as salary continuation.

(3)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $53.00 excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(4)

Represents the value of accelerated target performance shares using the year end closing share price of $53.00 excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(5)

Represents the value of benefits payable under the SERP assuming that the termination occurred on December 31, 2006. The values reflect payment as of the earliest retirement date in accordance with the terms of the SERP. The assumptions used are consistent with those used to develop the year-end financial reporting information for the SERP. Assumptions used are discount rate equal to 5.75%; lump sum rate equal to 5.75%; and 1994 GAR unisex mortality.

(6)

Represents the estimated cost of continuation of Benefit Plans as described in Dr. Mohapatra’s Employment Agreement for three years (two years in the case of involuntary termination with no change in control).

Other Named Executive Officers

Except for Dr. Mohapatra’s benefits described above, the named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees, including vesting in stock options and earned performance shares, life insurance benefits and benefits under the Company’s disability plans and distributions under the 401(k) plan and SDCP. For the account balances of each named executive officer under the SDCP, see “Nonqualified Deferred Compensation” on page 36.

The Company’s Executive Officer Severance Plan (the “Severance Plan”) covers all named executive officers with the exception of the Chief Executive Officer, whose severance provisions are established in his Employment Agreement as described above.

The Severance Plan provides the named executive officers, with the exception of the Chief Executive Officer, with the following severance benefits in connection with a “qualifying termination”. A “qualifying termination” is defined in the Severance Plan to mean a termination of employment (1) prior to a “change in control, by the Company other than for “cause”; and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control”, the severance benefit is equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment and two times the annual award of variable compensation at the most recent target level. The executive officer and eligible dependents would also be entitled to participate in the Company’s group medical and life insurance plans, to the extent permitted by the terms of the plans and applicable law, for a period of two years. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination. In the event that any executive officer or other employee terminates employment with rights to receive severance, the executive officer or employee would immediately vest in any outstanding options and stock grants that would have otherwise vested if the executive officer or employee had remained employed for an additional twelve months.

Generally no benefits vest or are payable on a “change of control” under the Severance Plan other than stock options and stock grants, which vest on a change of control (as defined under “Grants of Plan- Based Awards” on page 31), death or disability. However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased under the Severance Plan if the termination occurs in connection with a “change of control.”

Under the Severance Plan, if the “qualifying “termination occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation of a Change in Control, the severance benefit will be equal to three times the executive officer’s annual base salary at the rate in effect on the date of termination of employment and three times the annual award of variable compensation at the most recent target level. In addition, the executive officer would receive a prorated target incentive award for the year of termination (determined by dividing the number of days worked in the year of termination by 365). The executive officer and eligible dependents would also be entitled to participate in the Company’s group medical and life insurance plans, to the extent permitted by the terms of the plans and applicable law, for a period of three years. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination. The executive officer is also entitled to receive a tax gross-up payment for any parachute excise tax incurred unless a reduction by not more than 5% of the portion of the payment considered to be parachute payments would result in no excise tax being incurred.

The Severance Plan defines the following terms as follows:

•

“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony, or (6) being found liable in any SEC or other civil or criminal securities law action.

•

“Change in control” includes the following: (1) the acquisition by a person of 40% or more of the voting stock of the Company; (2) a merger, share exchange or similar form of corporate transaction involving the Company unless immediately following such transaction (A) more than 50% of the total voting power of the resulting corporation is represented by Company voting securities that were outstanding immediately prior to such transaction and (B) certain other conditions are met; (3) the membership of the Board of Directors changes such that the directors of the Company as of May 3, 2006 (or directors subsequently elected who are nominated by a majority of the incumbent directors unless any such subsequent directors are nominated as a result of an actual or threatened election context) cease to constitute a majority of the Board; or (4) approval by the Company’s shareholders of a complete liquidation or dissolution or the sale of substantially all of the assets of the Company to an entity that is not an affiliate of the Company.

•

“Good reason” includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a reduction in the rate of annual base salary or annual performance incentive target or equity incentive compensation target opportunities (including any material and adverse change in the formula for those targets), (3) requiring the executive officer to be based at a location that is more than 50 miles from the executive officer’s original location and which increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

Payments under the Severance Plan are conditioned on the executive officer’s executing a release. No participant in the Severance Plan has the right to receive any severance benefits solely as a result of a change of control or to receive any severance benefits following a voluntary termination of employment other than for “good reason”.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2006 termination date and assumes the closing price of the Company’s common stock as of December 31, 2006, which was $53.00.

Name	Cash Compensation(1)	Accelerated Vesting of Stock Options(2)	Accelerated Vesting of Performance Shares(3)	Benefits(4)	Total
Robert A. Hagemann	$1,759,430	$268,688	$930,468	$100,000	$3,058,586
David M. Zewe	$1,636,814	$147,770	$506,415	$100,000	$2,390,999
Michael E. Prevoznik	$1,323,983	$132,390	$447,532	$90,000	$1,993,905
Robert E. Peters	$1,172,903	$117,148	$409,902	$90,000	$1,789,953

(1)	Represents salary continuation of two times base salary plus the target annual incentive (SMIP) payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $53.00 excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(3)

Represents the value of accelerated target performance shares using the year end closing share price of $53.00 excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(4)

Includes the cost of group medical and life insurance coverage to the participant for two years to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and the amount of any matching contributions, payable in a lump-sum, made by the Company on behalf of the participant to the 401(k) plan and the Supplemental Deferred Compensation Plan (SDCP) during the year preceding the date of termination.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control”. The table assumes a December 31, 2006 termination date and assumes the closing price of the Company’s common stock as of December 31, 2006, which was $53.00.

Name	Cash Compensation(1)	Accelerated Vesting of Stock Options(2)	Accelerated Vesting of Performance Shares(3)	Benefits(4)	280G Tax Gross Up	Total
Robert A. Hagemann	$3,055,853	$326,074	$1,441,865	$120,000	$0	$4,943,792
David M. Zewe	$2,792,213	$179,234	$791,131	$120,000	$0	$3,882,578
Michael E. Prevoznik	$2,246,759	$160,015	$694,141	$110,000	$0	$3,210,915
Robert E. Peters	$1,990,380	$142,440	$635,470	$110,000	$0	$2,878,290

(1)

Represents three times base salary and target annual incentive under the Senior Management Incentive Plan (SMIP). Also includes unpaid target incentive under the SMIP as of December 31, 2006. All cash severance is payable in a lump sum within ten days following the date of termination.

(2)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $53.00 excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(3)

Represents the value of accelerated target performance shares using the year end closing share price of $53.00 excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(4)

Includes the cost of group medical and life insurance coverage to the participant for three years to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and the amount of any matching contributions, payable in a lump sum, made by the Company on behalf of the participant to the 401(k) plan and the Supplemental Deferred Compensation Plan (SDCP) during the year preceding the date of termination.

The named executive officers are not entitled to any severance benefits under the Severance Plan on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason”. As is the case of any termination (other than for termination for cause), each executive officer is entitled to exercise vested stock options and to receive vested and earned performance shares. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan and SDCP. For the account balances of each named executive officer under the SDCP, see “Nonqualified Deferred Compensation” on page 36.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 about our common stock that may be issued upon of the exercise of options, warrants and rights under the Company’s existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders
Equity incentive plans	15,120,358	(1)	39.44	(2)	12,219,688	(3)
Employee stock purchase plan.	0		N/A		4,725,928	(4)
Equity compensation plans not approved by security holders	0		0		0

Total	15,120,358		$39.44		16,945,616

(1)	Includes 192,063 restricted shares and 1,678,904 performance shares (based on the maximum rather than the target amount).

(2)	Does not take into account the restricted shares and performance shares indicated in note (1).

(3)	Assumes that the performance share awards are earned at maximum (rather than at target).

(4)	After giving effect to shares issued in January 2007 for the December 2006 payroll under the Employee Stock Purchase Plan.

Employment Agreement

In November 2003, Dr. Mohapatra entered into a three-year employment agreement with the Company. On July 31, 2006, the Company and Dr. Mohapatra entered into an amendment and restatement of the employment agreement (the “Employment Agreement”) with a term ending on December 31, 2011. For a description of the principal changes to the previous agreement, see “Compensation Discussion and Analysis—Employment Agreements” on page 27. The Employment Agreement as amended provides:

•

An annual base salary of no less than $1,023,000, which base salary may be increased at the discretion of the Board of Directors or the Compensation Committee and shall be reviewed annually and be adjusted to reflect (among other factors) increases generally granted to other senior executives of the Company and Dr. Mohapatra’s performance.

•	A bonus of $100,000 payable on execution of the Employment Agreement.

•

Effective January 1, 2007, an annual target cash bonus not less than 150% of annual base salary as in effect from time to time, in accordance with the SMIP and its financial performance targets. The target bonus as a percentage of base salary shall be reviewed annually for increase by the Board of Directors or the Compensation Committee.

•

The participation by Dr. Mohapatra in all employee and welfare plans offered by the Company to its senior executive officers on a basis that is no less favorable than that made available to other senior executive officers.

•

The entitlement by Dr. Mohapatra to perquisites at least as favorable as those provided to other senior executive officers of the Company, including reimbursement for reasonable business expenses, the costs of an executive driver for business purposes, limited relocation expenses and such other additional compensation or benefits approved by the Board of Directors.

•	Vesting in outstanding equity awards and payment of certain severance benefits as described in “Potential Payments Upon Termination” on page 38.

•	The establishment of a SERP, the terms of which are described in “Pension Benefits” on page 35.

•

A one-year non-compete and a one-year nonsolicit of customers and employees following termination for any reason; provided that if Dr. Mohapatra is receiving severance following a notice of non-renewal of the term of the Employment Agreement ending on December 31, 2011, the restriction period shall be 18 months.

Compensation Committee Interlocks and Insider Participation

No person who is or has been an officer or other employee of the Company served as a member of the Company’s Compensation Committee. No executive officer of the Company served as a member of the compensation committee on the board (or as a director) of any company where an executive officer of such company is a member of the Compensation Committee or a director of the Company. No member of the Compensation Committee was a party to any transaction required to be disclosed as a related person transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of Company stock with the SEC and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. On November 1, 2006 one-third of the shares granted to Mr. Thomas Grant pursuant to a restricted share grant vested, with certain shares forfeited as a result of taxes due on the vesting. Due to an oversight, a Form 4 was not timely filed. Mr. Grant subsequently filed a Form 5 reporting the forfeiture. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all other filing requirements applicable to its executive officers, directors and persons who own more than 10% of our common stock were complied with during 2006.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The primary purpose of the Audit and Finance Committee of the Board of Directors is (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent registered public accounting firm, and (2) to provide advice to the Board on financing activities and other financial matters.

The Audit and Finance Committee meets with management periodically to consider the adequacy of Quest Diagnostics’ internal control over financial reporting and the objectivity of its financial reporting. The Committee also regularly meets privately with the Quest Diagnostics’ independent registered public accounting firm and with the appropriate Quest Diagnostics personnel and internal auditors to discuss these matters. The Company’s internal auditors and independent registered public accounting firm each have unrestricted access to the Committee. In addition, as part of the Committee’s finance activities, the Committee reviews Quest Diagnostics’ financing plans and other significant financial policies and actions, and makes recommendations to the full Board of Directors for approval of certain actions. The Committee also appoints the independent registered public accounting firm and periodically reviews their performance and independence from management and pre-approves all audit and non-audit services, if any, provided by the independent registered public accounting firm.

The Board of Directors has adopted a written charter setting out the functions the Committee is to perform, a copy of which is attached as Appendix A to this proxy statement.

Quest Diagnostics’ management has responsibility for Quest Diagnostics’ financial statements and the overall reporting process, including the effectiveness of Quest Diagnostics’ system of internal control over financial reporting. Management is also responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Quest Diagnostics in conformity with accounting principles generally accepted in the United States of America and discusses with the Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits management’s assessment of the effectiveness of internal control over financial reporting and audits the effectiveness of internal control over financial reporting. In the performance of its oversight role, the Committee reviewed Quest Diagnostics’ audited financial statements and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm, to discuss those financial statements. The members of the Committee are not full-time employees of Quest Diagnostics and are not, and do not represent to be, performing the functions of auditors or accountants. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Management completed its documentation, testing and evaluation of the adequacy of the Company’s system of internal control over financial reporting as of December 31, 2006, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and its related rules and regulations. The Committee was apprised of the progress of the evaluation by both management and PricewaterhouseCoopers LLP, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the Committee its report on the effectiveness of the Company’s internal control over financial reporting. The Committee also received a report from PricewaterhouseCoopers LLP on management’s assessment of the Company’s internal control over financial reporting.

The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, and Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as it may be modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP. These items relate to that firm’s independence from Quest Diagnostics. In addition, the Committee reviewed all services provided by PricewaterhouseCoopers LLP to Quest Diagnostics, and the corresponding fees, in considering whether non-audit services were compatible with maintaining PricewaterhouseCoopers LLP’s independence from Quest Diagnostics. Based on these reviews and discussions, the Committee recommended to the Board of Directors, and the Board approved the inclusion of Quest Diagnostics’ audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

THE AUDIT AND FINANCE COMMITTEE:

Gary M. Pfeiffer, Chairman
John C. Baldwin, M.D.
Jenne K. Britell, Ph.D.
William R. Grant
Daniel C. Stanzione, Ph.D.

Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for Quest Diagnostics by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were:

	2006	2005
Audit Fees	$2,950,733	$2,650,089
Audit Related Fees	131,175	675,750
Tax Fees	209,474	84,349
Other Tax Fees	5,130	22,775
All Other Fees	12,231	1,500

Total Fees	$3,308,743	$3,434,463

Audit Fees for each of the years ended December 31, 2006 and 2005, respectively, were for professional services rendered by PricewaterhouseCoopers LLP for the audits of the consolidated financial statements of the Company; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; and assistance with review of documents filed with the SEC and professional services rendered for the audit of management’s assessment of internal control over financial reporting and the audit of the Company’s internal control over financial reporting.

Audit Related Fees for each of the years ended December 31, 2006 and 2005, respectively, were for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions.

Tax Fees for each of the years ended December 31, 2006 and 2005, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refunds. Such services are primarily for non-US tax matters.

Other Tax Fees for each of the years ended December 31, 2006 and 2005, respectively, were for services related to tax planning and tax advice, including assistance with and representation before certain non- US tax authorities. None of these fees related to tax planning for any of the executive officers.

All Other Fees for each of the years ended December 31, 2006 and 2005, respectively, were for software licenses related to electronic internal audit work papers and access to on-line technical accounting and reporting updates. For the year ended December 31, 2006, all other fees includes billings for services rendered in connection with responding to requests for information related to litigation.

The Audit and Finance Committee of the Board of Directors has considered all services rendered and does not believe that they are incompatible with PricewaterhouseCoopers LLP remaining independent.

Audit and Finance Committee Pre-Approval Policies and Procedures

It is the policy of the Audit and Finance Committee to appoint the Company’s independent registered public accounting firm(s) each fiscal year and to pre-approve each audit or non-audit service provided by such firm(s). Requests for pre-approval are considered at each regularly scheduled Audit and Finance Committee meeting, or if necessary, are approved by unanimous written consent of all members of the Audit and Finance Committee. The Audit and Finance Committee has delegated to the chair of the committee the authority to approve audit and non-audit services to be performed by the Company’s independent registered public accounting firm(s), subject to certain dollar limitations. All such approvals are communicated to the Audit and Finance Committee at the next scheduled Audit and Finance Committee meeting. For the year ended December 31, 2006, there was less than $500 of fees paid to the independent registered public accounting firm for which the de minimis exception from the Audit and Finance Committee pre- approval was used.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information should also be available for inspection at the offices of the New York Stock Exchange.

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Compensation Committee” and “Report of the Audit and Finance Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

The annual report to shareholders is being sent in connection with this proxy statement and includes (other than the exhibits thereto) the entire annual report on Form 10-K for the year ended December 31, 2006. Upon request, the Company will provide without charge a copy of its annual report on Form 10-K for the year ended December 31, 2006 to each record or beneficial owner of its common stock. Such requests should be directed to:

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, New Jersey 07071
Attn: Investor Relations
(201) 393-5030

APPENDIX A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

Purpose

The primary purpose of the Committee is (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent registered public accounting firm and (2) to provide advice to the Board on financing activities and other financial matters. In connection with the Committee’s responsibility for oversight of the Company’s compliance with legal and regulatory requirements, the Committee acknowledges that the Company’s Quality, Safety & Compliance Committee will continue to be primarily responsible for oversight of the Company’s compliance with legal and regulatory requirements other than securities and accounting laws and regulations. In furtherance of its purpose, the Committee will maintain unrestricted and open communication between the Board of Directors, the independent registered public accounting firm, the internal auditors and the financial management of the Company.

Composition

1.

Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Governance Committee.

2.

Qualifications. Each member of the Committee shall be a person who the Board has determined meets the independence standards under the rules of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934 and such other requirements as the Board shall determine. The Board shall also determine that each member of the Committee is financially literate, or that each member will become financially literate within a reasonable period of time after appointment to the Committee, and that one member of the Committee has accounting or related financial management expertise, as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Committee is an ‘audit committee financial expert’, as defined by the rules of the Securities and Exchange Commission.

3.

Limitation on Number of Boards. No director may serve as a member of the Committee if such director serves on the audit committees of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

4.	Chair. The Chair of the Committee shall be appointed by the Board upon recommendation of the Governance Committee.

5.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Governance Committee.

Operations

6.

Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings. At all meetings of the Committee, the presence of a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the members of the Committee present and acting at a meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn the meeting from time to time, until a quorum shall be present. The Committee may also act by unanimous written consent of all the members.

7.

Agenda. The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee in advance of each meeting.

8.

Report to Board. At each regular meeting of the Board, the Committee shall report to the Board on any meetings held or actions taken by the Committee since the last regular meeting of the Board with such recommendations as the Committee shall deem appropriate.

9.

Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual self-evaluation of its performance and shall report to the Board the results of the self-evaluation. The performance evaluation of the Committee shall be conducted in such manner as the Committee deems appropriate. The Committee shall assess the adequacy of this Charter periodically (not less than annually) and recommend any changes to the Board.

Authority and Duties

In furtherance of its purpose, the Committee shall:

1.	In Relation to the Independent Registered Public Accounting Firm’s Qualifications and Independence:

(a)

Be directly responsible for the appointment, retention, compensation, evaluation and oversight of the work of the independent registered public accounting firm employed by the Company to audit its financial statements or perform related services, including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The independent registered public accounting firm shall report directly to the Committee and, although the auditor appointment may be subject to stockholder ratification, the Committee shall retain the discretion to retain the independent registered public accounting firm and may change the appointment of the independent registered public accounting firm at any time if they determine that such change is in the best interests of the Company and its shareholders.

(b)

Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which the firm shall also report directly to the Committee.

(c)	Have the sole authority to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent registered public accounting firm.

(d)

Obtain from, and review with, the lead audit partner, annually or more frequently as the Committee considers appropriate, a report by the independent registered public accounting firm describing: the independent registered public accounting firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with these issues; and (in order to assess the independent registered public accounting firm’s independence) all relationships between the independent registered public accounting firm and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

(e)	Review the experience, qualifications and performance of the senior members of the independent registered public accounting firm team.

(f)

Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

(g)

Pre-approve the hiring of any employee or former employee of the independent registered public accounting firm who was a member of the Company’s independent audit team during the preceding three fiscal years. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent registered public accounting firm (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team.

2.	In Relation to the Performance of the Internal Audit Function and Independent Registered Public Accounting Firm:

(a)

Meet with the internal auditor, independent registered public accounting firm and financial management to review the scope, planning and staffing of the proposed audit for the current year and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent registered public accounting firm and inquire about whether any undue time pressures were placed on the independent registered public accounting firm.

(b)

Review the organization, responsibilities, plans, results, budget and staffing of the internal audit function, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the summary of findings from completed and in progress internal audits.

(c)

Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit and advise the Director of Internal Audit that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto.

(d)	Take into account the opinions of management and the Company’s internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

(e)

Review and discuss with the independent registered public accounting firm, internal auditors and financial management the quality, adequacy and effectiveness of the Company’s internal control over financial reporting and any significant deficiencies or material weaknesses in the design or operation of such internal controls and elicit any recommendations for the improvement of such internal controls.

(f)	Review the Company’s policies with respect to risk assessment and risk management.

3.	In Relation to the Company’s Financial Statements, Accounting Principles and Related Disclosures:

(a)

Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before the filing of the Company’s Form 10-K and Form 10-Q.

(b)	Review and discuss with management earnings press releases before they are issued and the types of financial information and earnings guidance provided to analysts and rating agencies.

(c)

Obtain in a timely manner from the independent registered public accounting firm and review with such firm, the internal auditors and financial management, an audit report relating to the Company’s annual audited financial statements describing: (i) all critical accounting policies and practices used by the Company in preparing its financial statements, (ii) alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material communications between the independent registered public accounting firm and management, such as any ‘management’ letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent registered public accounting firm any audit problems or difficulties or any significant matters associated with the Company’s financial statements or arising from the audit, including disagreements with management, and managements’ response.

(d)

Review with management, and any outside professionals as the Committee considers appropriate, the adequacy and effectiveness of the Company’s disclosure controls and procedures, and elicit any recommendations for the improvement of such controls and procedures.

(e)

Review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

(f)	Prepare the Committee’s report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

(g)

Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent registered public accounting firms required by or referred to in SAS 61 (communication with Audit Committees), as it may be modified or supplemented, or other professional standards.

4.	In Relation to Compliance with Legal and Regulatory Requirements:

(a)

Obtain and review reports from management, the internal auditor, the independent registered public accounting firm and the Quality, Safety & Compliance Committee regarding legal matters (including the status of pending litigation) and compliance with all applicable legal and regulatory requirements that may have a material effect on the Company’s business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies.

(b)

Obtain and review reports from management and the Quality, Safety & Compliance Committee regarding the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities.

(c)

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.	In Relation to the Committee’s Finance Responsibilities:

(a)	Give advice and make recommendations with regard to investments, debt financings, stock issuances, stock repurchases, dividend payments and other significant financial policies and actions.

6.	In Relation to the Committee’s General Responsibilities:

(a)

Periodically meet separately with the internal auditor and independent registered public accounting firm without members of management present. The Committee shall meet separately with the independent registered public accounting firm at or in connection with every in-person meeting of the Committee at which the independent registered public accounting firm is present.

(b)	Periodically meet separately with members of management without the internal auditor or independent registered public accounting firm present.

(c)	Discharge such other responsibilities as may be delegated by the Board.

Clarification of the Committee’s Role

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as it may deem necessary or appropriate for the performance of its duties. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate in accordance with applicable laws and regulations and the requirements of the New York Stock Exchange.

The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable laws and regulations and to maintain appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s financial statements, internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting, as well as conducting a review of the Company’s quarterly financial statements to be filed on Form 10-Q. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to set auditor independence standards.

The Committee shall have the authority to select, retain and terminate counsel, accountants, auditors or other advisors as and on such terms as the Committee deems appropriate to discharge its duties and responsibilities without seeking approval of the Board or management. The Committee shall receive appropriate funding, as determined by the Committee, from the Company to pay any such counsel, accountants, auditors or other advisors and other expenses of the Committee that are necessary and appropriate in order to carry out its duties.

(As amended on February 13, 2007)

M12130

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
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DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.

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ê If voting by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

QUEST DIAGNOSTICS INCORPORATED	PROXY / VOTING INSTRUCTION FORM

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder hereby appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them, each with full power of substitution, proxies to represent the undersigned shareholder and to vote all shares of Common Stock of Quest Diagnostics Incorporated that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at The Waldorf-Astoria, 301 Park Avenue, New York, NY 10022 on Tuesday, May 8, 2007, at 10:30 a.m. EDT, and any adjournment of that meeting.

Signature(s)

Signature(s)

Date: ______________________________________, 2007

IMPORTANT – Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

QUEST DIAGNOSTICS INCORPORATED
1290 Wall Street West
Lyndhurst, New Jersey 07071

Quest Diagnostics Incorporated will be holding its Annual Meeting of Shareholders on May 8, 2007. The enclosed Notice of Annual Meeting provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

Telephone and Internet Voting

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Thank you in advance for your participation in our 2007 Annual Meeting.

Quest Diagnostics Incorporated

ê If voting by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

QUEST DIAGNOSTICS INCORPORATED	PROXY / VOTING INSTRUCTION FORM

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted FOR the election of all nominees named on this Proxy as directors and FOR proposal 2. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.

Your Board of Directors Recommends that You Vote FOR ALL THE LISTED NOMINEES for terms expiring in 2010 and FOR proposal 2.

1.	ELECTION OF DIRECTORS
	Nominees:	(1) John C. Baldwin, M.D.	(2) Surya N. Mohapatra, Ph.D.	(3) Gary M. Pfeiffer

		☐ FOR all	☐ WITHHOLD all	☐ FOR all except (*)

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike that nominee’s name in the list above.)

2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	Please check this box if you plan to attend the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)